As filed with the Securities and Exchange Commission on February 2, 2005
                                                     Registration No. 33-84928

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                             --------------------

                         AMENDMENT NO. 7 on FORM SB-2
                                      to
                      REGISTRATION STATEMENT on FORM S-1

                       Under the Securities Act of 1933

                        MARKETPLUS CAPITAL COMPANY LLC
            (Exact name of registrant as specified in its charter)

---------------------     -------------------------     -----------------------
      Delaware                     6719                       94-3210308
  (State or other           (Primary Standard
  jurisdiction of               Industrial
  incorporation or            Classification                (I.R.S. Employer
   organization)               Code Number)                      ID No.)
---------------------     -------------------------     -----------------------

                        3145 Geary Boulevard, Suite 623
                            San Francisco, CA 94118
                                 415 788-9200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                         ----------------------------

                         Robert R. Champion, President
                              1599 Shrader Street
                         San Francisco, CA 94117-4235
                          415-566-9515 Voice and Fax
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                         ----------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

                                                      CALCULATION OF REGISTRATION FEE
--------------------------- ---------------------- --------------------- ---------------------- ----------------------
  Title of each class of        Dollar amount        Proposed maximum      Proposed maximum           Amount of
     securities to be         to be registered      offering price per    aggregate offering      registration fee
        registered                                         unit                  price
--------------------------- ---------------------- --------------------- ---------------------- ----------------------
  MarketPlus Securities         $326,000,000              $1.00              $326,000,000            $30,000.00
--------------------------- ---------------------- --------------------- ---------------------- ----------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment that specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting under
Section 8(a), may determine.

  PROSPECTUS __________, 2005 SUBJECT TO COMPLETION, DATED ___________, 2005








                                 $326,000,000

                       MARKETPLUS(R) CAPITAL COMPANY LLC

                     SECURED COMMODITY-INDEXED SECURITIES

                                 ------------

     MarketPlus Capital Company LLC issues these securities in a continuous offering until January 26, 2007 exclusively through an affiliated NASD-registered broker-dealer, Champion Securities Company. $260,000,000 of the offering will be sold on a best-efforts basis with certain minimum investments (see "Investor Suitability Standards" on page 3). $66,000,000 of the offering will be reserved for sales resulting from reinvesting investors' gains.

     Using the Internet, you may index all or percentages of your investment to the percent price change of any of 31 different futures contracts as well as to "Cash," which earns the 13-week Treasury bill return. The indexing to futures prices may be direct or inverse, leveraged up to three-to-one, and can be reset at any hour or half hour. Although the securities are not transferable, you can redeem all or part of the value of your security at any time, with funds wired to you the next business day.

     At all times, the value of a MarketPlus security is 100% secured by cash and short-term U.S. Treasury obligations. Under no circumstance can you lose more than the amount you invest or be required to invest additional funds.

     Investing in MarketPlus securities involves risks. See "RISK FACTORS" beginning on page 9 to read about factors you should consider before investing, including in summary:

     o We provide no advice on how you should index your investment. You could lose your entire investment as a result of unsuccessful indexing decisions and strategies. You will pay fees regardless of your security's performance.

     o Systems or electronic communication breakdowns could prevent you from making or changing an indexed position, possibly exposing you to unwanted market risk.

     o We are a single-purpose entity with nominal working capital and no employees or prior operations.

     o We rely entirely on an affiliate of our officers for carrying out our operations and maintaining our websites. We pay our monthly profits to this affiliate as a fee for these services.

     o You must rely on our hedging strategy and the credit support arrangement to realize the full value of your security. These could prove to be inadequate. Under extraordinary circumstances involving a market shutdown, you could suffer a loss as a result of losses by other investors.

     o You could have taxable income from Cash allocations despite an overall loss.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------
            Initial Public Offering Price = 100% ($1.00 per unit).
               You pay no sales commissions, offering expenses,
                  or expenses of issuance and distribution.
                Proceeds to the issuer = 100% ($1.00 per unit)
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS
-------------------------------------------------------------------------------



     INVESTOR SUITABILITY STANDARDS.......................................... 3

     SUMMARY..................................................................4

     RISK FACTORS............................................................ 9

     USE OF PROCEEDS........................................................ 12

     MANAGEMENT'S EXPERIENCE WITH SIMILAR PRODUCTS.......................... 12

     BUSINESS............................................................... 13

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION.............14

     MANAGEMENT..............................................................14

     DESCRIPTION OF THE SECURITY.............................................16

     THE CREDIT SUPPORT ARRANGEMENT..........................................29

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................29

     ERISA CONSIDERATIONS....................................................33

     THE OFFERING............................................................34

     PLAN OF DISTRIBUTION....................................................35

     LEGAL MATTERS...........................................................37

     EXPERTS.................................................................37

     ADDITIONAL INFORMATION..................................................37

     APPENDIX A: INDEX TO FINANCIAL STATEMENTS..............................A-1

     APPENDIX B: MARKETPLUS ASSETS..........................................B-1

     APPENDIX C: THE FUTURES MARKETS........................................C-1

     APPENDIX D: MARKETPLUS AGREEMENT.......................................D-1

     APPENDIX E: MARKETPLUS TRUST AGREEMENT.................................E-1

     APPENDIX F: CERTAIN DEFINITIONS........................................F-1









"MarketPlus" and the MarketPlus symbol are registered service marks of Champion Securities a limited partnership.

Systems operation is protected by any or all of: (1) U.S. Patent No. 5,126,936; (2) U.S. Patent Application Serial Number 09/802,026 filed on
March 8, 2001; and, (3) U.S. Patent Application Serial Number [to be assigned] filed on February 7, 2003.

(C) MarketPlus Capital Company LLC

                        INVESTOR SUITABILITY STANDARDS
-------------------------------------------------------------------------------


We require prospective MarketPlus investors to represent in writing that they are either a qualified investor or a client of a qualified adviser." The minimum initial investment for a qualified investor is $250,000; the minimum initial investment for a client of a qualified adviser is $25,000.

Qualified Investors

A qualified investor is an "accredited investor" under Rule 501 of the SEC's Regulation D and who is also an experienced, self-directed investor having either:

     1. At least two years experience making investment decisions involving
       (a) options or futures contracts; (b) short sales of securities or other margin transactions; or (c) mutual fund switching, tactical asset allocation, or market timing; or,

     2. The educational background or professional credentials that would indicate a clear understanding of asset allocation and index trading and the risks associated with such strategies.

To be an accredited investor, you must be:

o A natural person: (1) who has individual net worth, or joint net worth with the person's spouse, that exceeds $1 million at the time of the purchase; or (2) with income exceeding $200,000 in each of the two most recent years, or joint income with a spouse exceeding $300,000 for those years, and a reasonable expectation of the same income level in the current year; or

o An employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million; or

o A trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes; or

o A bank, insurance company, registered investment company, business development company, or small business investment company; or

o A charitable organization, corporation, or partnership with assets exceeding $5 million; or

o  A business in which all of the equity owners are accredited investors.

Qualified Advisers

Qualified advisers are SEC-registered investment advisers who:

     1. Have experience using techniques and investment vehicles that would indicate a reasonable level of sophistication in investment management;

     2. Have an acceptable disciplinary history as evidenced by "No" answers to questions A through K on form ADV Part I, Number 11; and

     3. Are registered, or exempt from registration, as investment advisers in the MarketPlus investor's state of residence.

                                     * * *

   Because (1) we sell MarketPlus securities exclusively over the Internet;
(2) you or your qualified adviser must implement all indexing decisions, additional investments, and redemptions using the private MarketPlus website; and (3) all communications between us are by email, you and your qualified adviser must have experience using the Internet and be competent and comfortable using email. It also is highly desirable that investors who are clients of qualified advisers be reasonably competent in using the Internet and email.

     Until Champion Securities Company completes this offering, it will be required to deliver a prospectus to prospective investors, such delivery being made electronically by email. In addition, Champion will make a current prospectus available electronically anytime you implement an indexing change that includes a new asset category.

                                    SUMMARY
-------------------------------------------------------------------------------

This summary highlights important information about us and about MarketPlus. Because it is a summary, it does not contain all the information that you should consider before investing in MarketPlus. So please read the entire Prospectus carefully, including the "Risk Factors" section and the Appendices.

The Offering           We offer MarketPlus in a continuous offering only to
                       qualified investors and clients of qualified advisers, as defined on the preceding page. The offering is made exclusively through our affiliated NASD broker-dealer, Champion Securities Company. The minimum initial investment for a qualified investor is $250,000 and $25,000 for the client of a qualified adviser. You pay no sales commissions, offering expenses, or expenses of issuance and distribution. 100% of your investment goes to work for you.

The Issuer             MarketPlus Capital Company LLC, a Delaware
                       corporation, is a bankruptcy-remote, single-purpose entity formed on September 16, 1994 under the name
                       Champion Capital Company LLC exclusively for the purpose of issuing MarketPlus securities. In January
                       1992, a predecessor company began offering to accredited investors an earlier version of MarketPlus indexed to the price of the S&P 500 Stock Index(R) and, later, a second version indexed to the price of the Nasdaq-100 Index(R). Between launch and December 31,
                       1999, these companies sold approximately $80 million of MarketPlus securities. At any one time, the maximum value of securities outstanding was approximately $23 million, and the highest number of investors was 88.

                       Our revenue is entirely from fees we charge an investor for using MarketPlus. These fees, described below, include one based on the magnitude of your indexed positions and one we charge you for changing your indexing. Fees are periodically deducted automatically from your securities value.

                       Since first offering MarketPlus, the issuers have operated in accordance with all agreements, satisfied all redemption and termination requests, and executed over $17 billion in notional stock indexing for MarketPlus investors.

                       Our mailing address and place of business is: 3145 Geary Boulevard, Suite 623, San Francisco, CA 94118. Our phone number is 415-788-9200.

The MarketPlus         MarketPlus is a new breed of financial instrument that
Security               was created by the  Commodity Futures Modernization
                       Act of 2000. It is not a mutual fund, hedge fund, partnership, commodity, commodity fund, or unit investment trust. Rather, it is a fully secured "hybrid instrument that is predominantly a security" with a variable-return feature that we designed specifically for investors who utilize active asset allocation, market-timing, and portfolio-hedging strategies involving long or short positions--leveraged or unleveraged--in a variety of financial assets and commodities.

                       A MarketPlus security provides you with an Internet-based investment instrument for implementing these various active investment-management strategies. Your security's value increases or decreases depending on your asset-allocation and timing strategies which, using our Internet website and patented software, you effect by specifying the portion of your security to be indexed to the percent price change of one or more of up to 31 different exchange-traded futures contracts, either direct (long) or inverse (short) and, if you choose, leveraged up to 300%. You can reset your allocation at any hour or half-hour during a trading day and, at any time, make additional investments or redeem some or all of your security's value.

                       The futures contract prices to which you can index include those of key U.S. and international stock indexes and government debt instruments, precious metals, energy and other commodities, and currencies. We can add additional futures contracts that investors want so long as each contract is traded on a regulated futures exchange.

                       The portion of your security that is not indexed earns a return at the 13-week Treasury bill rate. As a result, the return you earn on any indexed position is comparable to what you would have earned had you invested in the actual cash asset, for example, a stock index or interest-bearing instrument.

Limited                You cannot lose more than the amount you have invested
Maximum Loss           in a MarketPlus security, and you have no obligation to
                       invest additional funds even if, as a result of leveraged or inverse indexing, you incur losses that result in a negative value for your security.

Use of Proceeds        Investments in MarketPlus securities become our
                       property, subject to a security interest held by a trustee for the benefit of all MarketPlus investors, and are invested exclusively in cash and short-term
                       U.S. government securities. Approximately 90% of these funds are held in the trust account with the remainder held in our brokerage account, in which we execute hedging trades in the futures contracts to which MarketPlus investors have established indexed positions.

                       Our hedging trades are designed to maintain the value of our brokerage account plus the value of the trust account at a total value equal to or greater than the value of all outstanding MarketPlus securities. From time-to-time, the trustee will either receive funds from, or transfer funds to, our brokerage account as a result of the marking-to-market of our futures positions.

Competition            We compete with several financial instruments that
                       provide investors with a means of implementing asset allocation or market timing strategies. Chief among these instruments are (1) the so-called "enhanced" or "beta" mutual funds, which are intended to produce a return that bears a specific relationship, leveraged or inverse, to a market index, and (2) exchange-traded funds.

                       We believe that MarketPlus securities are unique in that they allow you, through a single investment instrument, to earn a return comparable to that which would be earned by trading in a portfolio of whole or fractional futures contracts while earning a money-market return on the deposit you would make with the futures broker.

Indexing Your          You establish an indexed position by using our MarketPlus
Security               website to specify what percent of your investment is
                       to be indexed, either directly or inversely, to the price of each of the 30 futures contracts. You select the futures contracts to which you want to index all or part of your investment and specify the percent to be indexed and the leveraging. Indexing can be one-to-one or leveraged up to three-to-one.

                       You can submit an indexing request at any hour or half hour during the trading day, including so-called "extended trading hours." The MarketPlus website operates 24/7 in order to accommodate both U.S. and non-U.S. trading hours.

                       We implement your requested indexing as soon as we can complete our required hedging trade. In some cases, for example, if the futures contract is not trading or if your indexing request involves futures contracts that trade in different time zones, it could take us several hours or even a day or more to fully implement your request.

Establishing           The price at which your indexed position in a futures
An Indexed Price       contract is implemented is the price that we receive in
                       our hedging trade. If we do not need to make a hedging trade, we use the reported futures price within the first minute or two after the hour or half hour.

                       We retain the indexed price in the currency in which the futures price is denominated.

Fees We charge you a fee on each indexed position that you have and a fee for opening your indexed positions. We accrue the fee on each indexed position at an annual rate of 1.25%. The fee for changing your indexing is 0.02%, charged whenever you increase you exposure to a futures contract's price and charged on the amount of increased indexed position. No fee is charged for reducing or closing an indexed position.

                       Our fee structure is designed so that investors pay for their individual levels of activity. Accordingly, your total fees will depend on your investment style. Active investors who frequently reset their indexing and investors who use leveraging will incur higher fees than less active and less aggressive investors.

Gain/Loss              Your gain or loss on an indexed position is a "total
                       return" gain/loss. It includes the gain/loss from the percent change in the futures contract price to which you are indexed, adjusted for your leveraging, if any, and a cash return at the 13-week T-bill rate on the amount of your investment that you allocated to the indexed position. We deduct our fees to arrive at your net gain/loss.

                       This method of determining your gain/loss on an indexed position results in a gain or loss virtually identical to what you would realize had you taken the same exposure to the futures contract in a futures brokerage account that paid interest on your deposited collateral at the 13-week T-bill rate.

Subsequent             Using the MarketPlus website, you can invest additional
Investment and         funds in, or redeem all or part of, your MarketPlus
Redemptions            security at any time.  You wire all investments directly
                       to the trustee, which deposits them in the trust account. The trustee wires a redemption, less a $20 wire-transfer fee, to you the next business day.

                       Your adviser, if you have designated one to effect indexing decisions for you, may redeem funds from your security to pay periodic advisory fees. We notify you prior to, and you must approve beforehand, each advisory fee redemption.

Termination            You may at any time, by using the website to deliver a
                       notice to us and to the trustee, terminate a MarketPlus security and redeem its value in full. Upon receiving a termination notice, we close out your indexed positions, if any, as quickly as we can and wire the termination value of your security, less a $20 wire-transfer fee, to you no later than the following business day.

                       We may, if we choose, terminate your MarketPlus security without cause. If we do, we will deliver a termination notice to you and to the trustee. On the tenth trading day following this notice, we will effect the termination. The notice period could be shorter if we are required to terminate your security for legal or regulatory reasons. If that is the case, we will tell you.

Stop-Loss Adjustment   Because your liability is limited to the amount that
                       you have invested, we have the right, but not the obligation, to reduce your indexed exposure whenever you have incurred significant losses. If, at any hour or half hour: (1) the sum of the market values of all your indexed positions divided by the value of your security equals or exceeds 4.00; or (2) the value of any indexed position is negative, then we will automatically reimplement your last indexing request, which will apply to the then-current value of your security. This action on our part is analogous to a broker selling part of a customer's securities position to cover a margin call.

                       We have no liability to you for implementing or failing to implement this action to limit your losses. We will, however, notify you immediately by email if we take such action.

Breakdowns             We may not be able to implement your indexing request
                       if, due to an event beyond our control, we are unable to calculate or execute our hedging trade. Such events include, but are not limited to, acts of God, disruption of essential services at our broker or at the firm that electronically provides us with financial information, or the breakdown or failure of computer systems or our Internet access.

                       A breakdown also can occur upon the failure of any of the validity checks our system performs in determining our hedging trade and after implementing investors' indexing requests, or if we fail to receive information from the broker that we need to implement indexing requests.

                       To minimize the possibility of such system failures, we operate with redundant computer hardware and software as well as with redundant Internet access. We will, however, have no liability whatsoever for any losses that you incur arising out of any action that we take or do not take as a result of a system breakdown.

The Credit Support     You do not acquire any direct or undivided interest in
Arrangement            any futures contract to which  you index your investment
                       or in any of the government securities or other assets in which we place the funds that you invest. To realize the value of your security, you must look to us and to the credit support arrangements we have established. To secure our obligation to satisfy redemption and termination requests, we have retained a trustee for your benefit and have granted the trustee a security interest in our brokerage account (subject to customary liens in favor of the broker and the trustee for commissions and fees). This security interest gives you priority over all our other creditors, if any.

                       We also are required to maintain an additional reserve of at least $1 million in cash and short-term U.S. government securities, which the trustee holds in its name in trust for the benefit of MarketPlus investors. This reserve is to provide security against the potential consequences of our being out of hedge with respect to the net aggregate indexed positions of MarketPlus investors. Because the broker can only buy or sell futures contracts in integer quantities, our hedging trades typically will result in our being too short or long fractional futures contracts. The maximum that we can be out of hedge in any futures contract is one-half contract.

                       We have determined that this $1 million reserve will more than cover the loss that we would incur if we were out of hedge by one-half contract in all 31 futures contracts to which we allow indexing, and every contract moved against us by 50%.

Role of the            The trustee monitors daily the aggregate value of our
Trustee                assets relative to the total value of all outstanding
                       MarketPlus securities plus pending redemption wires.
                       If the value of the reserve is less than $1 million for three consecutive Business Days; or the sum of the amount owed MarketPlus investors exceeds the combined values of the trust and brokerage account by $300,000 or more for three consecutive business days, it will be an event of default.

                       Upon the occurrence of an event of default, the trustee will:

                       1.   Notify MarketPlus investors, the broker, and us;

                       2.   Terminate all MarketPlus securities;

                       3.   Instruct the broker to liquidate our brokerage
                              account and pay the amount realized to the trustee;

                       4.   Liquidate the trust account; and,

                       5.   Determine the value of each investor's MarketPlus
                              security.

                       If appropriate, the trustee may also enforce the security interest on the proceeds of any claims or other assets that we may have.

                       The trustee will use funds first to reimburse all fees and expenses owing to the trustee and second to pay each investor its termination value. If the funds from the trust and brokerage accounts are insufficient, the trustee will draw on the reserve to pay each investor pro rata.

Payments               By the tenth business day of each month, the
to Others              trustee pays Champion Securities a limited partnership
                       a fee for performing operational services for the issuer. The fee is the amount, if any, as of the last calendar day of the preceding month by which the combined values of the trust account and the brokerage account exceed the sum of the value of all investors' securities.

Federal Income         The economic return on your security is based on the
Tax Treatment          results of the indexing that you select.  There is,
                       thus, no assurance that your investment will be repaid.
                       Accordingly, the securities should not be characterized as debt obligations for federal income tax purposes and instead should be treated as cash-settled forward contracts.

                       Under this approach, your gain/loss should be capital gain or loss, including the return on an indexed amount at the 13-week T-bill rate. This treatment is based on the fact that the economic return from indexing closely approximates the return you would realize from an investment in a futures contract, and these investments would be capital assets if you were to invest in them directly. Long-term capital gain treatment should be available if the applicable holding period exceeds one year.

                       Any part of your investment that is not indexed earns the 13-week T-bill rate and should be treated as a debt obligation for federal income tax purposes. This gain should be taxable as ordinary income to you. We will report to you and the IRS based on that characterization. This treatment may result in recognizing interest as ordinary income despite an overall loss from an investment in the security.

                       Due to the absence of authority, we cannot assure you that the IRS or the courts won't take issue with our treating a MarketPlus security as a cash-settlement forward contract. If MarketPlus were treated as a "contingent-debt instrument," then a different tax treatment would apply. We believe, however, that the contingent debt regulations do not apply to MarketPlus.

ERISA and              Employee benefit plans and individual retirement
IRA Eligibility        accounts may invest in MarketPlus. Tax-exempt holders
                       should consult with their own counsel regarding the consequences of investing in MarketPlus under the provisions of the Employment Retirement Income Act of 1974, as amended ("ERISA") and the Internal Revenue
                       Code of 1986, as amended.

Risk Factors           You should carefully consider the following risks
                       before investing:

                       You must rely on your own or your adviser's asset allocation decisions. An ineffective strategy could result in loss of your entire investment.

                       You would sustain either a bigger loss or a smaller gain from an allocation to any of the assets denominated in a foreign currency if the subject currency were to decline in relation to the US dollar.

                       You will pay fees regardless of your security's performance.

                       Our ability to pay the value of your security depends on our hedging strategy and credit support arrangement.

                       We are only obligated to implement your allocation decisions to the extent that we receive them in a timely manner and are not prevented by events beyond our control from executing our corresponding hedging trade.

                       Our ability to implement your allocation decisions is dependent on performance by third parties.

                       A trading halt on a futures exchange followed by reopening with a 25% adverse price change could cause you to experience a loss due to losses by other investors.

                       You are responsible for unauthorized use of your user number and password.

                       If we exercise our right to terminate your MarketPlus security, you might have difficulty reestablishing an equivalent asset allocation.

                       As a Delaware limited liability company, our members rather than an independent board of directors control us. The members of the LLC are affiliated entities and could therefore resolve conflicts of interest with investors in a manner adverse to investors.

                       Since the securities are not transferable and there is no secondary market in them, your realization of value from your investment depends exclusively upon our ability to meet redemption requests.

                       Insolvency on the part of our broker could cause a loss to you in the event that the futures clearing entities are unable to make up for a shortfall in the broker's assets.

                                 RISK FACTORS
-------------------------------------------------------------------------------

     Prospective purchasers should carefully consider the following factors, together with other information in this prospectus, in evaluating an investment in the securities.

You must rely on your own or your adviser's asset allocation decisions; an ineffective strategy could result in loss of your entire investment.

     Neither any of our affiliates nor we will advise you regarding your investment. Your return depends solely on your asset allocation and timing decisions. You bear the risks of the inherent volatility of all market prices. The prices of stock indexes are generally as volatile as those of commodities. An ineffective strategy could result in your losing your entire investment. Your ability to establish positions of up to 300% of the value of your security can magnify both your gains and losses, increasing the possibility of a complete loss.

You might sustain either a loss or a gain from currency fluctuations when you choose an allocation to an asset that is not denominated in U.S. dollars.

     Some futures contracts on non-US stock and bond indexes are denominated in the local currency. These currencies continually fluctuate in relation to the US dollar. When we convert your gains or losses from indexing to such non-US assets back to US dollars, the gains or losses may be either magnified or reduced by the change in the spot exchange rate.

You will pay fees regardless of your security's performance.

     We charge you a fee on each indexed position that you have and a fee whenever you open or increase an indexed position. These fees are directly related to the size of your positions. Our fees, while designed to be competitive with alternative vehicles, could become substantial depending on the amount of your activity and your use of leverage.

Our ability to pay the value of your security depends on our hedging strategy and credit support arrangement.

     MarketPlus Capital Company LLC has only nominal working capital and net worth. You will have no direct interest in the futures positions and government securities that we acquire. Consequently, you must rely solely on the credit support arrangement for realizing the value of your security. The credit support arrangement includes the establishment of a trust account and a reserve trust account held by the trustee, and a grant to the trustee of a security interest in our futures brokerage account.

     We use futures contracts to "hedge" by replicating the net aggregate positions of the investors. Because our broker can only buy or sell futures contracts in integer quantities, our hedging trades typically will result in our being too long or too short fractional futures contracts in one or more asset categories. The subsequent price change could be either in our favor or against us. In the worst case, we would be out of hedge by half a futures contract in each of the 31 assets to which we allow indexing.

At the end of each business day, the trustee will determine whether the combined value of the trust account and the brokerage account is less than the value of all outstanding securities. If a shortfall of $300,000 or more were to occur and persist for more than three business days, the trustee will terminate the securities and repay the investors, drawing upon the $1 million reserve account to make up the shortfall. A confluence of dramatic movements in the futures markets could result in our being out of hedge in an amount greater than the amount of our $1 million reserve account, in which case the amount by which the loss exceeds $1 million would be shared pro rata by all investors.

We are only obligated to implement your allocation decisions to the extent that we receive them in a timely manner and are not prevented by events beyond our control from executing our corresponding hedging trade.

     Our ability to execute hedging trades could be impaired by such events as:

     o Halts or disruptions affecting the futures markets generally;

     o Breakdown or failure of computer or telephone systems; or

     o Accidents to equipment.

     We have developed system backup procedures and have redundant computer hardware and software. We cannot assure you, however, that computer hardware or software failures will not prevent us from calculating security values or calculating or implementing any hedging trade. If we are unable to execute a hedging trade as a result of events beyond our control, we are not required to implement any allocation or effect any redemption until the next time at which we are able to execute the appropriate hedging trade.

Our ability to implement your allocation decisions is dependent on performance by third parties.

     We depend on third parties, such as the exchanges, our broker, and price quotation vendors, in order to accurately value the securities and implement allocations. To the extent that these third parties are unable to perform, our operations could be adversely affected.

     In particular, if our broker does not provide us with hedging trade-fill information on a timely basis, you will not be able to make an indexing change involving the futures contracts where we are awaiting fill data.

A trading halt on a futures exchange followed by reopening with a 25% adverse price change could cause you to experience a loss due to losses by other investors.

     Because we have no right to require an investor to advance additional funds, we act to prevent any security from having a loss greater than its value. Our computer system is programmed to implement a "stop-loss allocation" for any security where at any hour or half-hour:

     o The sum of the market values of the security's indexed positions divided by the security's net value equals or exceeds 4.00, or

     o The value of the amount allocated to any indexed position becomes negative.

     In such a case, the system will automatically resubmit your last asset allocation request, which will apply to the current value of the security. If a security were to have a loss close to our "stop-loss level" in one or more allocations and then the related futures were to stop trading and reopen with an adverse price change of more than 25%, that security would have a negative value unless the losses on such allocations are outweighed by gains on other, profitable, allocations for the same security during that same period. We might have to absorb any amount by which the value of the security is negative.

     If our total losses from such a situation were to exceed our $1,000,000 reserve, plus the amount of any undistributed profits retained in our trust account, we would be unable to redeem all securities in full. The shortfall would be apportioned pro rata.

You are responsible for unauthorized use of your user number and password.

     You are responsible for any asset allocation for your security that is communicated in the designated manner. Accordingly, you are urged to take appropriate steps to safeguard your user number and password and to review your statement, which is continuously available online.

If we exercise our right to terminate your MarketPlus security, you might have difficulty reestablishing an equivalent asset allocation.

     We have the right to terminate any security or all of the securities at any time in our sole discretion. Terminated securities will be moved to 100% "Cash" allocations. In the event of termination, it may be difficult for some investors to find acceptable alternative instruments that enable a similar investment strategy or reproduce a similar market position within the time afforded. We may revoke a termination notice, in which case it may not be possible for some investors to reproduce the allocations that were in effect before the termination notice.

     An event of default may require the trustee to cause an early termination of the securities, in which case the trustee will notify all investors.

     We believe that, although not free from doubt, the MarketPlus security will not be treated as an equity interest in MarketPlus Capital Company LLC and that MarketPlus Capital Company LLC will be taxed as a partnership for federal income tax purposes. If, however, the security were treated as an equity interest in MarketPlus Capital Company LLC, that treatment could cause MarketPlus Capital Company LLC to become insolvent, which would result in an event of default and termination of the securities.

We do not have an independent board of directors.

     As a Delaware limited liability company, MarketPlus Capital Company LLC does not have a board of directors, but rather is controlled by its members. The members are affiliated entities and could therefore resolve conflicts of interest with investors in a manner adverse to investors.

Realizing the value of your security depends exclusively upon our ability to meet your redemption requests.

     Because the securities are not transferable, no secondary trading market for the securities exists. The only way for you to realize the value of your security is to redeem some or all of its value from us. The securities are not rated by any rating agency.

Insolvency on the part of our broker could cause a loss to you in the event that the futures clearing entities are unable to make up for a shortfall in the broker's assets.

     The brokerage account in which we execute our hedging trades is not held subject to any special security arrangements that give our trustee or us rights ahead of the broker's other customers and creditors. If the broker were to become insolvent and its net assets, coupled with payments from insurers and futures clearing entities, were to be insufficient to meet all customer claims, you could suffer a loss, or a delay in redeeming the full value of your security.

                                USE OF PROCEEDS
-------------------------------------------------------------------------------

     You wire your initial investment and any subsequent additional investments, if any, to a trustee, which deposits them in a trust account. Subsequently, the trustee will transfer approximately 10% of the funds to a commodity brokerage account, where they are held in cash and U.S. Treasury bills as margin deposits for hedging trades that we execute using futures contracts.

     At our direction, the trustee invests the funds in the trust account in U.S. Treasury bills and securities with maturities no greater than one year that are direct obligations of, or obligations directly and fully guaranteed by the full faith and credit of, the United States government.

     At each half-hour during the trading day, our computer system calculates the net position in each asset of all investors taken together and generates long or short futures-market orders to replicate as closely as reasonably possible any change in those net positions. These hedging trades are designed to maintain our accounts at a value equal to or greater than the value of all outstanding securities; however, for reasons discussed in the "Risk Factors" section, the trades may result in reducing the accounts below the value of all outstanding securities. From time to time the trustee may transfer additional funds to, or receive funds from, our brokerage account as a result of the marking-to-market of our futures positions.


                 MANAGEMENT'S EXPERIENCE WITH SIMILAR PRODUCTS
-------------------------------------------------------------------------------

     In February 1989, Robert R. Champion and Basil R. Twist, Jr. formed Champion Securities, a limited partnership ("CSLP") in California to develop an investment vehicle to meet the perceived need of certain investors to implement asset allocation and market timing strategies more efficiently. Mr. Champion and Mr. Twist each own approximately 25% of CSLP, with the remaining interests spread among a number of other persons, no one of whom owns in excess of 17%.

     Between January 29, 1992 and November 27, 2000, Champion Capital Corporation, an affiliate of CSLP, maintained a continuous private offering of MarketPlus securities, originally known as MarketMultiple Account Contracts. These securities had many features in common with the securities offered under this prospectus. Investors could specify that all or a portion of their investment be linked to the performance of a stock price index. The placement agent for the private offering was Champion Securities Company LLC, which is an affiliate of CSLP and is the sales agent for this offering.

     During this almost nine-year period, Champion Capital Corporation and CSLP used a computer system developed by CSLP to operate and administer the securities. Champion decided to terminate the private offering in order to concentrate on developing an Internet-based, multi-asset version of the product.

     In December 1999, CSLP granted an exclusive license to Invesdex Ltd, a Bermuda-based financial services company, to use CSLP's intellectual property to (1) develop a computer system and websites that would support the multi-asset, Internet-based version of the product, and (2) offer such instruments to non-U.S. investors. In return, Invesdex issued a minority interest in Invesdex common stock to CSLP and licensed back to CSLP the exclusive right to use the system to offer MarketPlus to U.S. investors. CSLP and Invesdex are not affiliated companies.

     In October 2001, Invesdex launched the new system with a limited selection of assets and began offering MarketPlus to non-U.S. investors. Since then, Invesdex has successfully administered the MarketPlus offering and, by the fourth quarter of 2002, had expanded MarketPlus to include a fully diversified list of assets.

     From June 1999 to July 2002, Mr. Champion worked full time as a consultant to Invesdex in designing the new product and web-based computer system and subsequently has continued this work part time. He was a member of Invesdex's original board of directors and later served as Chairman until resigning from the board in December 2002.

     Kent N. Mastores, General Counsel of CSLP, has served on the Invesdex board since April 2000.

                                   BUSINESS
-------------------------------------------------------------------------------


Company Overview

     MarketPlus Capital Company LLC is a Delaware limited liability company that is owned 99% by CSLP and 1% by MMA Financial Services, Inc., a California corporation that is the general partner of CSLP. It was formed on September 16, 1994 under the name Champion Capital Company LLC as a bankruptcy-remote, single-purpose entity to issue MarketPlus securities in a public offering. It is not an investment company or a registered investment adviser. It has no employees and has had no operations. Consequently, it has had no sales or revenues and has had only immaterial expenses.

     MCC has no obligations other than in connection with the current offering. Under the terms of its organizational documents, MCC will dissolve automatically on December 31, 2044.

     The mailing address of the principal executive office of MarketPlus Capital Company LLC is 3145 Geary Boulevard, Suite 623, San Francisco, California 94118. The telephone number is (415) 788-9200.

Competition

     We compete with many other companies and products that provide investors with a means of implementing various asset allocation or market timing strategies. The securities offer investors an alternative to switching between money market mutual funds and equity mutual funds and to using exchange-traded funds, so-called "enhanced" or "beta" mutual funds, which are intended to produce a return that bears a specific relationship to a market index; and various other investment vehicles with a similar purpose.

     We believe that the MarketPlus security is unique in that it enables you, through a single investment instrument, to earn a return comparable to that which you could earn by having a similar investment in a futures-trading account, if it existed, that allowed you to trade both whole and fractional futures contracts while earning the short-term T-bill rate on your investment.

     We also believe that the trading flexibility and cost structure of MarketPlus securities cannot be duplicated easily and that the ability to change exposure to a diversified portfolio of assets frequently-- either long or short, at up to three times the value of the security, and with limited exposure to loss --is not readily provided by mutual funds, exchange-traded funds, futures, or other similar trading vehicles.

     Mutual funds generally do not support frequent trading or short positions, do not have internal leverage, and do not provide easy exposure to multiple asset classes. Current exchange traded funds generally do not leverage and do not provide guaranteed shorting ability because the underlying stock can be called away and may be difficult to replace. Futures, even with the advent of "mini" contracts, require a substantial investment in order to replicate the broad and precise exposure to a large number of asset classes that MarketPlus provides and do not limit losses to an investor's initial investment.

     While some of these competitive products may individually provide several of the features available in MarketPlus, we know of no competitive product that provides all the features that MarketPlus does. Thus, in our view, investors will have difficulty attempting to replicate in another vehicle all the asset allocation and market timing advantages available with MarketPlus.

License and Service Arrangement

     We are highly dependent on CSLP and have entered into an agreement with CSLP under which it will administer the securities, maintain the MarketPlus computer system and website, and pay fees on our behalf to the trustee, our Internet service provider, and any other third parties providing services to us. We, however, pay commissions and other direct costs of clearing trades in our brokerage account from that account. Under the terms of the agreement,
CSLP: (1) provides personnel to perform our reporting and record keeping obligations; (2) manages our accounts; and (3) provides office space, computers, and other necessary equipment and services. In addition, we have the non-exclusive right to use the communications technology, hedging methodology, computer programs, and any other intellectual property owned or licensed by CSLP as well as certain of its service marks and copyrighted materials. In return, to the extent sufficient funds are available, we will pay to CSLP for each month of service a fee of the amount by which the value of our assets exceeds the sum of the balances of all investors as of the end of that month.

                            MANAGEMENT'S DISCUSSION
                      AND Analysis OF FINANCIAL CONDITION
-------------------------------------------------------------------------------

     MarketPlus Capital Company LLC has no prior operating history. We anticipate that in the first 12 months of our operations we will sell approximately 80% of the securities registered in this offering. In order to have securities that we can issue to existing securities holders as required, we do not intend to sell more than that percent of the registered amount. Once securities have been issued and purchased, we generate revenues from fees that we charge against each security. (See "DESCRIPTION OF THE SECURITY.")

     Our expenses are limited to the commissions and clearing costs on hedging trades in our futures account and fees or commissions for investing the proceeds of the offering in U.S. Treasury bills. The revenues earned on MarketPlus securities should always be sufficient to meet these expenses and allow us to carry out our intended operation.

     Revenues and expenses of our operation will be recorded as accrued. The value of our assets is marked to market daily reflecting immediately any expenses that we have incurred along with any gains or losses realized in our brokerage account. The value of our liabilities, which is the balance that we owe to all investors in the securities, also are marked to market daily, thus reflecting daily accrual of fees owed to us and gains or losses on indexing of the securities. The excess of our assets over our liabilities at any time is the profit that we have earned and, at the end of each month, is paid to CSLP in return for its operating and administering the securities.

     CSLP is responsible for paying all of the other continuing expenses associated with the securities, which are estimated to be approximately $35,000 per month. Once we have sold approximately $30,000,000 of the registered amount, the monthly payment to CSLP should consistently exceed $35,000. However, to provide confidence that CSLP can fulfill its obligations to us for at least the first 12 months of our operations, we will not commence sale of the securities unless CSLP has working capital reserves of at least $300,000.

                                  Management
-------------------------------------------------------------------------------


Officers

     The following are the names, ages, and positions of the officers of MarketPlus Capital Company LLC and certain officers of affiliated companies. CSLP is managed by its general partner, MMA Financial Services, Inc.

Name                     Age     Position
----                     ---     --------
Robert R. Champion       70      President, MarketPlus Capital Company LLC

Basil R. Twist, Jr.      61      Vice President & Treasurer, MarketPlus Capital
                                 Company LLC

Kent N. Mastores         59      Secretary, MarketPlus Capital Company LLC

Vincent L. Ricci         59      Vice President, MMA Financial Services, Inc.

Raymond F. Sebastian     62      Vice President, MMA Financial Services, Inc.


Robert R. Champion is the President of MarketPlus Capital Company LLC and has been President of Champion Capital Corporation since its formation in 1990. He was a co-founder of CSLP and one of its original general partners. He is the financial and operations principal of the sales agent. For five years before founding CSLP, Mr. Champion was engaged in a research project focusing on equity investment performance, and he developed and helped syndicate investments for high net worth individuals. Before that, he served as a vice president of Itel Corporation's leveraged lease division and for six years was an associate at McKinsey & Company. He co-founded and served as Chief Financial Officer of System Industries, Inc., a computer systems company. Mr. Champion received a B.S. in Geological Engineering (with Special Distinction) from the University of Oklahoma and an M.B.A. with an emphasis on finance, accounting, and operations research from Stanford University Graduate School of Business, where he graduated first in his class.

Basil R. Twist, Jr. is Vice President and Treasurer of MarketPlus Capital Company LLC and has been Secretary-Treasurer of Champion Capital Corporation since its formation in 1990. He was a co-founder of CSLP and one of its original general partners. He is President and a registered general securities principal of the sales agent. Since 1996, Mr. Twist has been chairman of the Pachamama Alliance, a non-profit organization working on international environmental and human rights issues. Mr. Twist was a senior vice president of Comdisco, Inc., and was a co-founder and later president of Comdisco Financial Services. He served as a member of the Board of Directors of Comdisco from 1988 through 1998. He also served as a vice president of Itel Corporation's leveraged lease division and as a management consultant with Management Analysis Center. He received a B.S. in Engineering from Stanford University and an M.B.A. degree in finance from Northwestern University where he graduated with distinction.

Kent N. Mastores is the Secretary of MarketPlus Capital Company LLC and has been General Counsel of CSLP and its affiliates since January 1991. He is a former member of the Index and Option Market division of the CME, where he was an independent trader concentrating on S&P 500 futures and served on the Equity Index Committee. Before joining the CME, he was associated with a hedge fund and managed money using stocks, options, futures, and mutual fund switching. He is a Director and past President of the Technical Securities Analysts Association of San Francisco and past President of the San Francisco Options Society. He served an arbitrator for the New York Stock Exchange and the National Association of Securities Dealers, Inc. and has represented both public and industry parties in securities litigation and arbitration. He has a background in corporate law and was Chairman of the Bay Area General Counsel Group in 1998 and 1999. He received a B.A. in Political Science from Stanford University and his J.D., cum laude, from Columbia University Law School.

Vincent L. Ricci joined MMA Financial Services, Inc., the general partner of CSLP, as a Vice President in October 2002. Mr. Ricci is a private investor who spent 19 years at Comdisco Inc., where his responsibilities included serving for five years as CEO of Comdisco Systems, Inc., a leading supplier of specialized design automation software. Mr. Ricci practiced law for three years at Covington & Burling in Washington, DC. He graduated from Stanford University with a B.A. in Political Science and holds a J.D. degree from U. C. Berkeley's Boalt Hall, where he served as an Editor of the California Law Review.

Raymond F. Sebastian also joined MMA Financial Services, Inc. as a Vice President in October 2002. Mr. Sebastian is a private investor and is active in the oil and gas exploration business. From 1976 to 1990, Mr. Sebastian was a senior officer of, and then consultant to, Comdisco Inc., where he served on the Board of Directors, was a Senior Vice President and later Executive Vice President, and co-founded and was President of Comdisco Financial Services, Inc. He also served as President of Duncan Energy Company, an independent energy exploration company, held various management positions with Itel Corporation's operating companies, and practiced law at Foley & Lardner. Mr. Sebastian graduated from Iowa State University with a B.S. in Psychology and holds a law degree from Stanford University, where he served as an Editor of the Stanford Law Review.

                          Description of The Security
-------------------------------------------------------------------------------

     The following description of the MarketPlus security summarizes the material provisions of The MarketPlus Agreement, which is attached as Appendix B to this prospectus and contains the standard terms and conditions of these securities. You should read this description in conjunction with The MarketPlus Agreement.

     Terms in this description that begin with a capital letter have meanings that are specific to the securities. The first time we use one of these terms, we put it in bold type and give its definition. You can find the definitions of these terms (along with a page reference) in Appendix D, Certain Definitions.

General

     Under Section 2(f) of the Commodity Exchange Act, the MarketPlus security is a "hybrid instrument that is predominantly a security." The term "hybrid instrument" means a security having one or more payments indexed to the value, level, or rate of, or providing for the delivery of, one or more commodities.

     Specifically, the security is an Internet-based, commodity-indexed instrument that is 100% secured by cash and short-term U.S. government securities. You can reset the indexing using our proprietary MarketPlus system software, which you can access via our private, password-protected website or, using a touchtone phone, our interactive voice-response system ("IVR"). The minimum initial investment is $250,000 unless you have a qualified adviser managing your security, in which case the minimum is $25,000. Subsequent investments and redemptions are subject to minimums that we set from time to time and post on the website. Under no circumstances can we require you to make any payment to us after your initial investment; thus, your maximum potential loss is limited to the funds you choose to invest.

     The security is uncertificated; ownership is recorded in the system and in the books and records of the trustee.

Using Your MarketPlus Security; Assets and Valuations

     You may index all or any portion of the value of your security, the MarketPlus Balance, to the percent price change of one or more of 31 Assets representing a full range of asset allocation options. Each Asset is a specific exchange-traded futures contract, the Primary Contract, on an underlying "cash-market" asset such as a stock index or physical commodity. The Primary Contract is a futures contract against which delivery of the physical commodity cannot be made and is either the futures contract traded in the "front-month" position in its exchange's trading pit or the most actively traded contract. We are solely responsible for determining for each Asset which month's futures contract is the Primary Contract.

     We offer a variety of U.S. and international Assets so that you can easily achieve a worldwide asset diversification that is consistent with your personal risk-return objectives. Available MarketPlus Assets are listed in Appendix B. For each Asset, we show its code abbreviation on the MarketPlus website, the exchange where its Primary Contract trades, the currency in which the Primary Contract is denominated, its trading times, and the URL link to its exchange's full description of the contract. If you are unfamiliar with futures markets and how futures work, we suggest you read the brief discussion contained in Appendix C.

     You do not acquire any interest in or right to acquire any futures contract by virtue of owning a security. The return on your investment in a security is solely as set out in this prospectus and in the MarketPlus Agreement. At no time do you have a direct or undivided interest in any specific asset of ours or of any other person or entity, other than the right to receive payment from us of your MarketPlus Balance in cash.

     Market demand determines when we start or stop offering an Asset. Whenever we make a new Asset available, we will notify you by email of its availability. Any Asset added must have futures contracts that are traded on a regulated futures exchange and be guaranteed by a clearinghouse or similar entity. If we decide to stop offering an Asset, we will notify you of the date on which it no longer can be included in an Allocation Request.

     Any portion of a security not indexed to an Asset is considered to be allocated to Cash and earns our Short-Term Rate, which is the interest rate paid on the latest U.S. Treasury weekly auction of 13-week Treasury bills.

     The MarketPlus Balance on any given day directly reflects the change in price levels of the Assets to which you have chosen to index and also includes an implied interest income component on the portion of your security committed to those Assets. As a result, MarketPlus performs like a "synthetic" futures account where you can buy or sell fractional futures contracts and earn a T-bill interest rate on the funds you deposited as collateral.

     This Total Return on the amount indexed to each Asset is the sum over the relevant period of: (1) the product of the percent change in the Asset's price and the Multiple that you assigned to the indexed amount, similar to a "weighting," plus (2) the cumulative daily Short-Term Rate.

     The Multiple is a positive or negative number to two decimal places in
0.01 increments in the range +1.00 to +3.00, which Direct, i.e., "long" indexing, or -1.00 to -3.00, which is Inverse, i.e., "short" indexing. Multiples greater than an absolute value of 1.00 "leverage" your indexing. Importantly, no actual borrowing is involved. You do not need to provide additional funds to leverage your indexing.

     You may establish and "reset" your indexing from time to time by directing us to implement an Allocation Request. In an Allocation Request, you specify the percentage of the MarketPlus Balance to be indexed to each available Asset, and you specify a Multiple for each selected Asset.

     We implement Allocation Requests over one or more Reset Times, which occur every half-hour on the hour and the half-hour each Trading Day, including so-called "extended-hours trading." A Trading Day is any day when one or more Assets are scheduled to trade. Once we implement your Allocation Request, either fully or partially, it becomes your Last Allocation. The dollar amount indexed to each Asset is termed your Asset Allocation, and the dollar amount indexed to Cash is termed your Cash Allocation. An Asset Allocation multiplied by the absolute value of the Multiple is your Asset Position in that Asset.

     The following table illustrates how a selection of Assets, percent of MarketPlus Balance to be indexed to each Asset, and each Asset's requested Multiple will result, if fully implemented, in Asset Allocations and Asset Positions for a security with a MarketPlus Balance of $100,000:


                             MarketPlus Allocation
    Asset      % Allocated* Asset Allocation     Multiple**    Asset Position
Cash                0.00%             $0             +1.00              $0
S&P 500            30.00%        $30,000             +1.50         $45,000
Nasdaq 100         25.00%        $25,000             -2.10         $52,500
CAC-40              5.00%         $5,000             +1.75          $8,750
US Bond            10.00%        $10,000             -1.75         $17,500
Silver              5.00%         $5,000             +2.00         $10,000
Gold               15.00%        $15,000             -1.25         $18,750
Crude Oil           5.00%         $5,000             +1.00          $5,000
Natural Gas         5.00%         $5,000             -1.50          $7,500
Total             100.00%       $100,000     Absolute 1.65        $165,000

*-  Percent of MarketPlus Balance.
**- Used to indicate direct (+) or inverse (-) indexing and leveraging.


     Using the indexing to the Nasdaq-100 as an example, with a MarketPlus Balance of $100,000, the investor has indexed 25% of the MarketPlus Balance, or $25,000, to the percent price change of the Nasdaq-100 Primary Contract. By specifying a negative Multiple of -2.10, the investor has both established an inverse correlation to the percent price change, similar to being short, and has leveraged the percent price change by a factor of 2.10. The leveraging results in an Asset Position exposure to the Nasdaq-100 of $25,000 times 2.10, or $52,500.

     As a result, if the price of the Primary Contract on the Nasdaq-100 were to fall 10%, the investor would have a gain of -2.10 times -10%, or +21% on the Asset Allocation of $25,000, or $5,250, which also is a 10% gain on the investor's Asset Position of $52,500. Conversely, if the Nasdaq-100 had risen 10%, the investor would have lost 21%, or $5,250. Augmenting the gain, or offsetting the loss, would be the gain over the period from earning the Short-Term Rate on the $25,000 Asset Allocation.

     As described later, implementing an Allocation Request can take several Reset Times and even several days (see "Serial Implantation"). This result most typically occurs when an Allocation Request involves Assets that trade in different international time zones. For example, in the above asset allocation, the Primary Contract on the CAC-40 stock index trades from 3:00 am to 11:30 am Eastern Time in France. If the above MarketPlus investor submitted the Allocation Request after 11:30 am ET on a Friday, we could not complete the implementation until after 3:00 am ET Monday morning, even until Tuesday morning if Monday is a holiday.

     In this situation, your Last Allocation dates from the time when we were able to implement any of your Allocation Request and is complete once the last Asset Position in your request is established. During such an implementation, your Cash Allocation, Asset Allocations, and Asset Positions all can change from one Reset Time to the next.

Cutoffs

     For an Allocation Request to be implemented at a Reset Time, you must submit it to us by the Cutoff for that Reset Time, which is three minutes before each Reset Time. You can, if you so choose, specify a future date and Reset Time at which you want your Allocation Request implemented. Otherwise, if you submit an Allocation Request before the Cutoff for a Reset Time, we will implement it at that Reset Time. If you miss a Cutoff, we will implement your Allocation Request at the next Reset Time.

Creating, Submitting, and Canceling Allocation Requests; Templates

     To make an Allocation Request, use the website to: (1) access your security; (2) specify the percent of the MarketPlus Balance that is to be Allocated to each Asset; and, (3) select the Multiple for each Asset.

     The system will ensure that 100% of the MarketPlus Balance is allocated among the Assets you select and Cash. If you allocate less than 100% among the selected Assets, the system automatically indexes the unallocated amount of the MarketPlus Balance to Cash. Your initial investment and any subsequent investments credited to your security are automatically indexed to Cash. If you allocate more than 100% of the MarketPlus Balance, the system will not accept your Allocation Request.

     When your Allocation Request is complete, you can submit it for implementation at the next Reset Time. You also can save an Allocation Request on the website as a Template by giving it a three-digit number and a name. You can then recall and submit any Template using either the website or the IVR. The system automatically retains two Templates: one is a 100% allocation of your MarketPlus Balance to Cash and the other is your last Allocation Request.

     You cannot submit a new Allocation Request until you have cancelled any previously submitted Allocation Request. You can cancel a submitted Allocation Request anytime before the Cutoff for the Reset Time of its scheduled implementation by using either the website or the IVR. The system also will not let you submit a new Allocation Request if our broker has not yet supplied us with an Asset Price for the most recent Allocation Request that you submitted.

     You also can use the website to direct the system to submit a selected Template for a specific future Reset Time in either regular or extended hours trading.

Establishing Asset Prices

     We establish an Asset Price based on data that our executing broker and our financial-information provider transmit electronically to the system following a Reset Time. An Asset Price is established by:

     1. Setting it equal to the price at which our broker informs us that Primary Contracts, including so-called "mini" Primary Contracts, were bought or sold in our Hedging Trade. Our Hedging Trade is executed at, or within a short time after, a Reset Time and is designed to replicate as closely as possible the change in the net aggregate Asset Positions of all investors who have submitted Allocation Requests involving the Asset; or,

     2. If a Hedging Trade is filled at more than one price, setting it equal to the weighted average of the prices at which we bought or sold Primary Contracts, including minis; or,

     3. If no Hedging Trade is required, setting it equal to the fair market price for the Primary Contract at the Reset Time based on market information provided by our broker or our financial-information provider.

     Asset Prices are in the currency in which the Asset is denominated.

MarketPlus Fees

     We charge two fees for using a MarketPlus security: an Indexing Fee and a Reset Fee.

     The Indexing Fee

     The Indexing Fee is charged at a 1.25% annual rate on each Asset Position and at 0.00% on your Cash Allocation. The Indexing Fee accrues at the beginning of each calendar day at the daily equivalent of the annual rate. For example, suppose you have implemented an Allocation Request with 30% of a $300,000 MarketPlus Balance indexed to the price of the S&P 500 Primary Contract at a Multiple of +1.50, an Asset Position of $135,000. Your accrued Indexing Fee after 30 days would be 1.25% x 30/365 x $135,000 = $138.70.

     The Reset Fee

     The Reset Fee is a "round-trip" fee of 0.02%, charged whenever your Last Allocation "opens," or increases, the Asset Units of a Direct, that is, long, or Inverse, that is, short, Asset Position. Asset Units equals the Asset Position divided by the Asset Price established in the implementation. The fee is charged against the value of the increase in Asset Units. In changing from a Direct to an Inverse Asset Position, or vice versa, the Reset Fee applies only to the newly opened Asset Position.

     For example, assume that the S&P 500 Asset Position in the above example was a newly opened position and was implemented at an Asset Price of $800.00. The S&P 500 Asset Units, then, would equal $135,000 / $800.00 = 168.75. Since the Asset Position was newly opened, the Reset Fee applies to all of the Asset Units. The value of the Asset Units is, in this example, the same as the newly established Asset Position, $135,000. The Reset Fee for implementing this Asset Position would be 0.02% x $135,000 = $27.00.

     Assume that after 20 days, you decide to increase you exposure to the S&P
500. You leave your Asset Allocation percent at 30% but increase your Multiple to +2.00. Assume your MarketPlus Balance at this time is $303,000 and the S&P 500 Asset Price established in the implementation was $810.00. Your new Direct Asset Position would be 30% x $303,000 x +2.00 = $181,800. Your new S&P 500 Asset Units would be $181,800 / $810.00 = 224.44, an increase in S&P 500 Asset Units of 55.69 (224.44 - 168.75).

     Since your S&P 500 Asset Units increased, the Reset Fee is charged against the value of the increased units. That value is 55.69 x $810.00 = $45,112.50. The Reset Fee charge for this implementation is 0.02% x $45,112.50 = $9.02

     Lastly, assume that 10 days later, the S&P 500 has dropped in price, and you decide to implement an Inverse position. Let's say your MarketPlus Balance is $302,504, and you allocate 20% to be indexed to the price of the S&P 500 Primary Contract at a Multiple of -1.20 (Inverse). Your new Asset Position is 20% x $302,504 x -1.20 = -$72,601 (where the minus sign indicates an Inverse Asset Position).

     Assume that we implement your requested Inverse Asset Position at an Asset Price of $790.00. The S&P 500 Asset Units for your new Asset Position are $72,601 / $790.00 = 91.90 (where the minus sign indicates Inverse Asset Units). These are newly opened Asset Units for an Inverse Asset Position, so the Reset Fee applies to all of them, but not to the Asset Units in your closing move from a Direct Asset Position having 224.44 Asset Units. Thus, your Reset Fee for moving from Direct to Inverse would be 0.02% x 91.90 x
790.00 = $14.52.

     If the Asset Price is not in U.S. dollars ("US$"), the Reset Fee is converted to US$ using the foreign-exchange rate at the time of determination.

                                     * * *

     Our fee structure is designed so that investors pay for their individual levels of activity. Accordingly, your total MarketPlus fees will depend on your investment style. Active investors who frequently reset their indexing and investors who employ leveraging, i.e., using Multiples greater than absolute value 1.00, will incur higher fees than less active and less aggressive investors.

Calculating Indexed Gain/Loss

     For each Asset, we calculate Indexed Gain/Loss as follows:

     Indexed Gain/Loss = Asset Allocation x TR - Indexing Fee - Reset Fee

     where "TR" is the Total Return on the Asset Allocation, which is the sum of:

     1. The cumulative daily Short-Term Rate from the day after the day of the Last Allocation through the day of determination, where each daily Short-Term Rate is that day's Short-Term Rate divided by 365; plus,

     2. The product of (a) the percent change in the Asset Price since the Asset Position was established and (b) the Multiple. If the Asset Price is not in US$, we adjust for the foreign-exchange rate, expressed in local currency per US$, by further multiplying the product of (a) and (b) by the ratio of (1) the spot exchange rate we used to determine our Hedging Trade in establishing the Asset Positions to (2) the spot exchange rate at the current time.

     The Indexing Fee is computed for the period from the day of the Last Allocation through the day of determination at a 1.25% annual rate on the Asset Position established in the Last Allocation.

     The Reset Fee is the one incurred, if any, in establishing the Asset Position.

     For Cash, we calculate Indexed Gain/Loss as follows:

                   Indexed Gain/Loss = (SIGMA) i=1 to (n-1)
              {Cash Allocationi x (Ri+1 - Indexing Fee ) / 365}

     where:

     1. "i" is the day number from the day of your Last Allocation (i = 1) to the day of determination (i = n);

     2. Cash Allocation is the value at the end of day i, which is the Cash Allocation in your Last Allocation adjusted for any subsequent additional investments and redemptions;

     3. "R" is the Short-Term Rate as of day i; and,

     4. The Indexing Fee equals 0.00% on a Cash Allocation.

     It is possible in our end-of-day processing, as described below, that adjusting for "settlement" foreign-exchange rates could result in a negative Cash Allocation. In this instance, the subsequent Indexed Gain/Loss will be a loss.

Calculating Your Asset Balances, Cash Balance, and MarketPlus Balance

     At any time for an Asset, its Asset Balance equals the current Asset Allocation plus its Indexed Gain/Loss. For Cash, the Cash Balance equals the Cash Allocation plus its Indexed Gain/Loss plus additional investments and minus any redemptions since the Last Allocation.

     The MarketPlus Balance equals the sum of the Asset Balances and the Cash Balance.

     The following two tables show an example of implementing an Allocation Request involving Cash and eight Assets and the Indexed Gain/Loss and Asset Balances in a "mark-to-market" of the Last Allocation 30 days later. The MarketPlus Balance at the time this Allocation Request was implemented was $300,000. Notice in the first table that each Asset Position equals the Asset Allocation times the Multiple. The last column shows the Asset Price established for each Asset. In this example, Asset Positions in total equaled 165% of the MarketPlus Balance.

                                    Last Allocation

  Asset        % Allocated     $ Allocation      Multiple      Asset Position    Asset Price
Cash                0.00%               $-         +1.00                $-             S
S&P 500            30.00%          $90,000         +1.50          $135,000        800.00
Nasdaq 100         25.00%          $75,000         -2.10          $157,500        815.00
CAC-40              5.00%          $15,000         +1.75           $26,250       2700.00
US Bond            10.00%          $30,000         -1.75           $52,500        114.00
Silver              5.00%          $15,000         +2.00           $30,000        440.00
Gold               15.00%          $45,000         -1.25           $56,250        320.00
Crude Oil           5.00%          $15,000         +1.00           $15,000         30.00
Natural Gas         5.00%          $15,000         -1.50           $22,500          3.90
Total             100.00%         $300,000     Absolute 1.65      $495,000


     The next table shows the status of the Last Allocation at a mark-to-market 30 days later. The average annual Short-Term Rate over the period was 1.50%. Thus, the cumulative daily average of the Short-Term Rate from the day after the day of the Last Allocation through the current day equals 0.123% (1.50% x 30 / 365). The "Change" column shows the percent change in price from the Last Allocation. Thus TR, the Total Return, equals (1) the Multiple times the percent change in price plus (2) the cumulative Short-Term Rate. The total Indexed Gain/Loss over the period was $2,443.08. Thus, the MarketPlus Balance increases to $302,443.

                                              Last Mark-To-Market

  Asset          Price       Change         TR       Indexing Fee     Reset Fee       Indexed G/L    Asset Balance
Cash                 S           S       0.123%             $-                                0              $-
S&P 500         790.00      -1.25%      -1.752%        $155.34          $27.00      $(1,758.88)         $88,241
Nasdaq 100      780.00      -4.29%       9.142%        $181.23          $31.50        $6,643.54         $81,644
CAC-40         2740.00       1.48%       2.716%         $30.21           $5.25          $371.93         $15,372
US Bond         116.00       1.75%      -2.947%         $60.41          $10.50        $(954.98)         $29,045
Silver          420.00      -4.55%      -8.968%         $34.52           $6.00      $(1,385.66)         $13,614
Gold            340.00       6.25%      -7.689%         $64.73          $11.25      $(3,536.12)         $41,464
Crude Oil        35.00      16.67%      16.790%         $17.26           $3.00        $2,498.23         $17,498
Natural Gas       3.80      -2.56%       3.969%         $25.89           $4.50          $565.03         $15,565
                                                       $569.59          $99.00         2,443.08        $302,443


Effect of Leveraging
On Indexed Gain/Loss

     Because we index you to the Total Return of a hypothetical futures investment, with a Direct Asset Position, other things being equal, you lose the futures price premium over time. This loss is offset, however, by the cumulative daily average of our Short-Term Rate included in the Total Return on your Asset Allocation.

     With a Multiple greater than +1.00, you lose more in premium over time than you earn in your Indexed Gain/Loss. This loss is your cost of "leveraging" your position, similar to borrowing on margin in a securities account. The effective borrowing rate is the interest rate implicit in the futures premium, which is the rate that futures investors are earning at the margin on their investable funds in the money market. This rate typically ranges between the 91-day U.S. Treasury-bill rate and the one- to three-month London Interbank Offered Rate ("LIBOR").

     Conversely, with an Inverse Position you earn the loss in premium over time. This gain is similar to the interest that a cash-market investor earns on the proceeds received from a short sale (referred to as "short interest"). Again, the interest rate is the one implicit in the futures premium. Typically, only large institutional short-sellers and hedge funds are able to receive short interest.

     For example, if you allocate $100,000 to an Asset at -2.00 where the Primary Contract is priced at a premium to the cash-market price, the decay in premium over time represents short interest on the $200,000 Asset Position. In total, then, you would be earning implied interest on $300,000, that is, implied interest on the $100,000 Asset Allocation and short interest on the $200,000 Asset Position.

Implementing an Allocation Request

     Between the Cutoff and a Reset Time, using prices and Asset trading-status data from the financial-information provider, we calculate our Hedging Trade. In doing so, we first determine if any Asset in your Allocation Request is "restricted." A restricted Asset is one that:

     1. Is not trading, including in so-called "extended" or after-hours trading, or halted in trading;

     2. Is trading at a limit-price move, that is, at the maximum price change, either up or down, allowable in a trading session for a given commodity and contract month;

     3. Does not have a "last price" or a bid and ask price; or

     4. Because of communication problems at the futures exchange or with the financial-information provider, its last three reported prices fail either our "accuracy" or "temporal" validation. An "accuracy" failure occurs if the prices are not all within an allowable range; a "temporal" failure occurs if any price is more than 40 seconds older than any other price.

     If at least one Asset in your Allocation Request is not restricted, we use the most recent valid prices, which for restricted Assets could be several days old, to calculate your current Cash Balance, Asset Balances, and MarketPlus Balance and your requested Cash Allocation, Asset Allocations, and Asset Positions. We then calculate our required Hedging Trade and instruct the broker to execute it on our behalf at a time as close as possible to, but not before, the Reset Time.

     If all Assets in your Allocation Request are restricted, which occurs most often in Allocation Requests involving Assets that trade in different time zones, we simply resubmit your Allocation Request for the next Reset Time. As with any Allocation Request, you can cancel it prior to the Cutoff for the next Reset Time or replace it with a new Allocation Request.

     Normal Implementation

     If, when we calculated our Hedging Trade, no Assets in your Allocation Request were restricted and the broker subsequently was able to fully execute our Hedging Trade, then we implement your Allocation by:

     1. Calculating your MarketPlus Balance at the Reset Time based on the new Asset Prices;

     2. Applying your Allocation Request to the MarketPlus Balance by determining your Cash Allocation and each Asset's new Asset Allocation, Asset Position, and Asset Units.

     This type of implementation is termed a "normal" implementation.

     Serial Implementation

     Conversely, if--when we calculated our Hedging Trade--one or more, but not all, Assets in your Allocation Request were restricted, then the Asset Position for each restricted Asset will not be established until the first Reset Time when it no longer is restricted. This type of implementation is termed a "serial" implementation.

     In effecting a serial implementation, the system ensures that you receive no less than the Cash Allocation you requested and no Asset Allocations that are greater than you requested. We will not implement an Asset Allocation that is greater than its current Asset Balance, i.e., an "opening" allocation, until we implement one or more Asset Allocations that are less than their respective Asset Balances, i.e., "closing" allocations.

     Once the last closing allocation has been implemented, we implement the remaining opening allocations at the first Reset Times when each affected Asset is no longer restricted. If we cannot fully implement all remaining opening allocations, we allocate the shortfall pro rata.

     To illustrate: assume that your Allocation Request at Reset Time "1" requests a Cash Allocation of 25%, an Asset Allocation of 25% for Asset A, which is restricted, and opening a new Asset Allocation of 50% for Asset B, which is not restricted. Assume further that your Cash Balance is 100 and that your Asset A Balance is 100, yielding a MarketPlus Balance of 200. Since part of your Asset B Allocation can be implemented by reducing your Cash Balance, i.e., a closing allocation, the MarketPlus Balance and the Cash and Asset Allocation values for your Allocation Request are established at Reset Time 1.

     As shown in the following table, we implement 50 of your 100 Asset B Allocation at Reset Time 1 by implementing your Cash Allocation request of 50 and assigning 50 to Asset B's Allocation. Now, assume that at the first Reset Time when Asset A is no longer restricted, Reset Time 2, Asset A's Asset Balance is 98 rather than 100. We can implement its Asset Allocation of 50, but since Asset B now is restricted, its remaining Asset Allocation cannot be implemented, Thus, the Cash Allocation increases by the 48 difference between Asset A's Asset Balance and its Asset Allocation.

     Assume that at the first Reset Time when Asset B no longer is restricted, Reset Time 3, it has an Indexed Gain of 4, making its Asset Balance equal to
54. We then complete the last leg of the serial implementation by making the Cash Allocation 52 and the Asset B Allocation 100. Notice that in this example, as a result of Indexed Gains, the Cash Allocation ends up higher than originally requested.



               Pending       Last                Reset Time 1                    Reset Time 2             Reset Time 3
  Asset      Allocation     M-to-M      Restricted  Request  Implement      Restricted  Implement     Restricted Implement
   Cash          25%          100         No         50          50            No          98            No          52
 Asset A         25%          100         Yes        50          NA            No          50            Yes         NA
 Asset B         50%           0          No         100         50            Yes         NA            No         100
M+ Balance      100%          200                    200         200                       198                      202


     Conversely, had Asset B experienced an Indexed Loss of 2, thus having an Asset Balance of 48, its final Asset Allocation would have been 96, not 100, with the Cash Allocation limited to its minimum of 50.

     Once an Asset Allocation is fully implemented, its Asset Allocation request is no longer submitted at subsequent Reset Times during the serial implementation. In the example, had Asset A experienced an Indexed Loss of 2 at Reset Time 3, thus having an Asset Balance of 48 rather than 50, it would not be due an incremental Asset Allocation of 2 at a subsequent Reset Time when no longer restricted.

     Lastly, whenever a particular Asset Allocation is implemented over two or more Reset Times, a new Asset Price is established at each subsequent serial implementation. The new Asset Price is established by closing the existing Asset Balance, if the Asset Balance at the Reset Time is less than the requested Asset Allocation, and then simultaneously opening as much of the requested Asset Allocation as possible.

     So, in the above example at Reset Time 3, since Asset B's Asset Balance of 54 is less than its requested Asset Allocation of 100, the system simultaneously "closes" the Asset Balance of 54 and--since it can--"opens" the requested Asset Allocation of 100. If only part of the remaining 100 Asset Allocation request could have been opened, with the remaining amount pending one or more subsequent closing allocations, then the system repeats the procedure at each subsequent Reset Time.

     Partial Implementation

     If the broker is unable to buy or sell the required number of Primary Contracts in the Hedging Trade, we establish priority among the Asset Allocation implementations affected by the "partial fill." If our Hedging Trade to implement an Asset Allocation was a buy of Primary Contracts, then only implementations that either increased direct Asset Units or decreased inverse Asset Units are affected by the partial fill, the reverse being true if our Hedging Trade was a sell of Primary Contracts. We implement a partial implementation as follows:

     1. First, we implement all Asset Positions that reduced the size of our Hedging Trade. For example, if we bought Primary Contracts in our Hedging Trade, then Asset Allocation implementations that resulted in either reducing direct Asset Units or increasing inverse Asset Units are fully implemented.

     2. Second, we determine the total Asset Units available to implement the Asset Allocation implementations that increased the size of our Hedging Trade. This total equals the Asset Units that reduced the size of our Hedging Trade (described in the first step above) plus the Asset Units that were actually hedged in our Hedging Trade.

     3. For Asset Allocation implementations that increased the size of our Hedging Trade we:

        (a) Implement, pro rata, if necessary, based on the requested change in Asset Units, all closing Asset Allocation implementations, including the closing leg in reversing an Asset Position from direct to inverse or vice versa;

        (b) Implement all other Asset Allocation implementations so that each Asset Position receives an equal percent of the change in Asset Units that would have occurred but for the partial implementation;

     4. Whenever we implement a partial Asset Position, we reduce the Multiple request associated with the Asset to reflect the partial position. If the new Multiple would be less than absolute 1.00, we set it to +1.00 or -1.00 (as appropriate) and set the Asset Allocation equal to the implemented Asset Position;

     Immediately following a partial implementation, we resubmit for the next Reset Time the Allocation that was the Allocation Request at the Reset Time at which the partial implementation occurred.

     If, within 20-minutes following the Reset Time at which we were to implement your Allocation Request, we are--for any reason--unable to establish any Asset Price, then an Implementation Halt will be in effect for your contract. Until such time as we are able to establish all Asset Prices and implement your Allocation Request, you cannot:

     o Submit a new Allocation Request; or,

     o Make an additional investment or request a redemption or termination.

Stop-Loss Allocation

     Because your liability is limited to the amount that you have invested, we have the right, but not the obligation, to reduce the Asset Positions in MarketPlus securities that have significant Indexed Losses. Even so, as a result of markets moving against your Asset Positions, your MarketPlus Balance could become negative. In that event, we immediately terminate your security.

     Accordingly, if at the Cutoff for any Reset Time, you have not submitted a new Allocation Request and (1) the sum of the market values of all your Asset Positions divided by your MarketPlus Balance equals or exceeds 4.00, or
(2) the Asset Balance of one or more Assets is negative (that is, an Asset's Indexed Loss exceeds its Asset Allocation, then we will automatically resubmit your last Allocation Request for implementation at that Reset Time, such submission being termed a Stop-Loss Allocation.

     We have no liability to you for implementing or failing to implement a Stop-Loss Allocation. We will, however, notify you by email if we implement a Stop-Loss Allocation.

"Rolling" to a New Primary Contract

     A Primary Contract's "first delivery day" is the earliest date on which delivery or final cash settlement can occur. The greatest amount of roll activity typically occurs during a period of approximately five to ten trading days before a Primary Contract's first delivery day. As an Asset's Primary Contract approaches its first delivery day, we undertake certain procedures to designate a new contract as the Primary Contract. Within 14 calendar days before a Primary Contract's first delivery day, we will--following the first Trading Day (a) in which the daily volume in the new contract exceeds that of the expiring Primary Contract or (b) that is three Trading Days before the first delivery day, whichever occurs first--designate the new contract as the Primary Contract.

     During regular trading hours and between Reset Times on the Trading Day that we need to roll to one or more new Primary Contracts, we first execute a "calendar spread" trade with our broker to roll any hedging position we hold in an expiring Primary Contract into the new Primary Contract. Then, using the procedure described earlier, we establish an Asset Price for the expiring Primary Contract and an Asset Price for the new Primary Contract.

     Upon completing our spread trades, for each Asset involved in a roll we set its Asset Units equal to the product of its current Asset Units and the Asset Price for the expiring Primary Contract divided by the Asset Price of the new Primary Contract.

     The resulting Asset Allocation for an Asset with a new Primary Contract will be as though you had closed your Asset Position under the expiring Primary Contract and simultaneously opened the same Asset Position indexed to the Total Return of the new Primary Contract. We do not charge a Reset Fee for a roll implementation.

     If your Last Allocation includes an Asset that is rolling to a new Primary Contract, then an Implementation Halt will be in effect during the period beginning when we instruct our broker to complete the calendar spread trade and ending when the broker notifies us of the prices at which it was completed.

End of Day

     We credit investments to securities and perform system updates at the end of each day. Because one or more Assets can be trading somewhere in the world around the clock, the system ends each day at 16:55 Eastern Time and begins the new day at 16:56 ET.

     To determine your MarketPlus Balance at the end of a day, we use futures and exchange-rate "settlement" prices provided by the broker. All of these prices typically are not available until midnight ET or shortly thereafter.

     Once the system receives these prices, it uses them to calculate your end-of-day MarketPlus Balance, which is reported in your monthly statement and which the trustee uses in carrying out its credit-support responsibilities.

     If, during the Trading Day, we implement an Asset Position for an Asset denominated in other than US$, and:

     1. Its previous Asset Position was not zero; and,

     2. At the end of that Trading Day, the broker's settlement exchange rate for the Asset's currency differs from the exchange rate we used in calculating the Asset's Indexed Gain/Loss;

then, we adjust the Indexed Gain/Loss to reflect the settlement exchange rate and adjust your Cash Allocation to reflect the difference, either positive or negative, which could result in a negative Cash Allocation. If, for any reason, we are unable to obtain the required broker's settlement exchange rate, then an Implementation Halt will be in effect for your security until we receive the settlement exchange rate.

Investments, Redemptions, and Terminations

     To make an additional investment, use the website to notify us of the amount and the date on which you will wire the funds.

     At the end of the Business Day following the day on which we receive good funds from you, we will credit it to your Cash Balance and notify you of the first Reset Time at which you can make an Allocation Request that includes your additional investment. A Business Day is a day when both the trustee's main office and its San Francisco, California office are open for business. If we determine that the funds are not acceptable, we return them without interest and minus a wire charge of $20 to your Designated Account, which is the bank account, or accounts, that you specify in your application or in a subsequent notification--and, in each case, which we must approve--as the account(s) to which we are to wire funds that you redeem from your security.

     To redeem funds from your security, use the website to direct the system to deduct the amount you specify from your Cash Balance and to instruct us to wire the funds to your Designated Account. You must have a Cash Balance at least equal to the amount to be redeemed. The system will not allow you to redeem an amount that would result in a negative Cash Balance or that would reduce your MarketPlus Balance to an amount less than our minimum investment. In effecting the redemption, the system first reduces any Cash Indexed Gain/Loss and then reduces the Cash Allocation.

     We wire each redemption, less a wire charge of $20, to your Designated Account no later than the Business Day following the day we receive your redemption request. Redemption amounts may be subject to minimums that we set from time to time for administrative convenience and about which we will notify you, but any such minimums will not apply to redemptions to pay fees to your adviser, as described below.

     To terminate your security and redeem your MarketPlus Balance in full, use the website to implement a termination request. Upon receiving the request, the system automatically submits a 100% Cash Allocation for implementation at the next Reset Time. We terminate your security once the 100% Cash Allocation is completed, which could take several days if a serial implementation is required.

     We will terminate your security and so notify you if, at any Reset Time, your MarketPlus Balance is negative. We also may terminate your security at our sole discretion and without cause upon notice to you and the trustee. On the tenth Trading Day following such notice, we submit a 100% Cash Allocation for your security.

     Once your security has terminated, we will wire your final MarketPlus Balance, less a wire charge of $20, to your Designated Account no later than the following Business Day. If you initiated the termination and so request, your user identification number and security number will be retained for up to six months for your future use.

Dispute Resolution

     The MarketPlus Agreement contains an arbitration clause that provides for arbitration of any disputes under the "Securities Arbitration Rules" of the American Arbitration Association. By becoming an investor, you give up any right to have a dispute concerning your security determined by a court, and you give up any right to a jury trial. The prevailing party in any such dispute is entitled to recover from the losing party its reasonable attorneys' fees and costs.

Designating an Adviser or Agent

     Using a form available on the website, you may designate a qualified registered investment adviser (see page 3, "Investor Suitability Standards"), your "adviser," to act as your attorney-in-fact to submit Allocation Requests and generally to take actions concerning your security that you would otherwise be entitled to take, except for designating a Designated Account.

     A qualified registered investment adviser who wishes to manage MarketPlus securities for clients must first complete and submit the on-line MarketPlus adviser application. If we approve the adviser, we will give the adviser a user number and password for accessing the website.

     If you appoint such an adviser, you acknowledge that we have no duty to monitor the adviser's Allocation Requests, and you agree that neither the trustee nor we have any liability as a result of executing instructions given by the adviser.

     Your adviser may redeem funds from your security for periodic advisory fees. The adviser initiates a fee redemption by completing a request form on the website, which notifies you and us of the request and automatically redeems the fee amount from your Cash Balance.

     The MarketPlus system will not allow an adviser to complete the fee redemption for any client if:

     1. Doing so would cause the client's Cash Balance to become negative by an amount greater than 5% of the MarketPlus Balance; or,

     2. An Allocation Request is pending for the client's security.

     Upon receiving the adviser's fee redemption request, we wire the amount requested, less a wire-transfer fee of $20, to the adviser's Designated Account. If, as a result of the advisory fee payment, your Cash Asset has a negative balance, the negative balance will increase absolutely at the daily equivalent of the Short-Term Rate.

     We have no duty to calculate or verify the amount of the advisory fee.

     You and your adviser also can use the website to designate one or more "agents" that you want to have access to your security's monthly statements, performance, and Allocation Request records (as described in the following section). If you own more than one security, you can specify which of your agents you want to have access to each security's information.

     You and your agent are responsible for keeping current the agent's personal information as entered in the system. The system will not send your agents copies of our emails to you; you are responsible for forwarding any email that you want your agents to see.

Confirmations; Monthly Statements

     We promptly send you and your adviser, if you have one, email confirmations of investments into your security, redemptions, and terminations. We also send you, or your adviser, if you are using one to manage your MarketPlus security, an email confirmation of every Allocation Request implementation.

     Monthly statements of activity in your security for each month since its inception are available on the website. The statement for the current month will display the activity from the beginning of the month through the end of the previous day.

     All Allocation Requests are retained in magnetic storage and are available on the website for you, your advisers, and your designated agents to view or download. Each Allocation Request listed in the monthly statement is "hyperlinked" to open a window on the website that displays the details of the Allocation Request as implemented, i.e., Assets selected and each Asset's percent allocation, dollar amount, Multiple, and Asset Price.

     In your MarketPlus application, you will be required to agree to accept electronic delivery of this prospectus and all confirmations. You also will be required to acknowledge and agree that your monthly statements of activity will be available only electronically from your MarketPlus website.

Limitation of Our Liability

     The general limits of our liability, which you should read in detail, are described in Article VII of the MarketPlus Agreement. In sum, we undertake to perform only such duties as are specifically set out in the MarketPlus Agreement, and no implied covenants or obligations, fiduciary or otherwise, are to be read into that agreement against us. Neither the trustee no we will be liable in any circumstances for special, indirect, or consequential damages.

     In the absence of bad faith, we are protected in acting or refraining from acting on any communication or document reasonably believed by us to be genuine and correct and to have been signed or sent by the proper person or persons.

     Lastly we are not bound to recognize anyone as an investor who is not the registered investor under the terms of the MarketPlus Agreement, or the adviser of such investor, as shown in our books and records.

System Halts and Non-Implementation of Allocation Requests

     A System Halt will be in effect if, due to an event beyond our control, we are unable to calculate or execute our Hedging Trade. Such events include, but are not limited to, acts of God, disruption of essential services at the broker or the financial-information provider, or the breakdown or failure of computer systems or our Internet access.

     Additionally, a System Halt will be in effect if, with respect to our Hedging Trade or effecting a roll:

     1. We do not receive an electronic confirmation from the broker within 50 seconds of submitting the order;

     2. We cancel all or part of a trade and do not receive broker confirmation within 20 minutes after the Reset Time;

     3. The broker gives us a fill price that is significantly outside the range of prices at which the asset traded following the Reset Time, as reported by the financial-information provider;

     4. Validity checks the System performs in determining the Hedging Trade and after implementing one or more Allocation Requests fail; or,

     5. We fail to receive from the broker by 5:00 P.M. ET, the settlement foreign exchange rates for the previous day's hedging activity.

     If a System Halt is in effect, we will not implement any Allocation Requests until the System Halt no longer is in effect.

     If, for legal or regulatory reasons, we are unable to continue to hold a hedging position executed in a prior Hedging Trade for one or more Assets, we will reimplement all last Allocation Requests involving the affected Asset with a zero Asset Allocation for the Asset and notify you of this implementation.

     We will have no liability whatsoever for any losses that you incur arising out of any action that we take or do not take in accordance with the terms of Section 7.3 ("System Halts") of the MarketPlus Agreement.

Subsequent Hedging Trade Corrections

     A futures exchange could cancel all or any portion of a Hedging Trade that was previously reported to us as executed, referred to as a "busted trade". If the cancellation would have resulted in a partial implementation of an Asset Allocation, we will make appropriate adjustments to your security to correct for the cancellation. We will not, however, make adjustments to your security that would be inconsistent with the rights you would have if you were dealing directly with the broker.

Notifications

     Unless otherwise specified in the MarketPlus Agreement, you must email any notice, request, or demand to us at:

     mailto:mplusadmin@champion-sf.com
     ---------------------------------

or to such other email address as we may designate. In most situations, send questions or suggestions you have regarding one of our emails by "Reply" to that email.

     In communicating with you, we use the email address that you designated in your MarketPlus application or by subsequent change in your data file.

     Investors, advisers, and agents are responsible for keeping their personal data current. The website provides access to this information, which can be updated as required.

Confidentiality

     We will take reasonable precautions to protect the confidentiality of your Allocation Requests, subject to any statutory, regulatory, or judicial request or order to disclose such information. We reserve the right, however, to publish the historical results of the securities in an aggregate format or in any other format that protects the confidentiality of your Allocation Request decisions.

     No employee, officer, or director of CSLP or of MarketPlus Capital Corporation will use your Allocation Requests to establish Asset Positions for any other security or for any other commercial purpose without your or your adviser's prior written consent.

Restrictions on Transfer

     Neither your security nor any interest in it may be sold, transferred, assigned, pledged, or otherwise hypothecated or disposed of except by redemptions or termination. No person or entity will be an investor in a MarketPlus security until they have been approved in accordance with the MarketPlus Agreement.

     If we receive valid notice of an investor's death, incapacity, dissolution, or termination, or the divorce of a married couple holding a security as community property, tenants in common, or joint tenants, we will implement a 100% Cash Allocation in the investor's security or securities at the next Reset Time.

                        The Credit Support Arrangement
-------------------------------------------------------------------------------

     You do not acquire any direct or undivided interest in any Asset to which you index your MarketPlus security or in any of the government securities or other assets in which we place the funds that you invest. To realize the value of your security, you must rely on our ability to pay redemptions when requested. Our ability to do so is supported by the following arrangements.

The Trustee and the Trust Agreement

     A trustee has been retained for the benefit of the investors. We describe the role of the trustee below, but for detailed provisions, including limitations on the trustee's liability, you should read the MarketPlus Trust Agreement (the "Trust Agreement"), attached as Appendix C.

The Trust Account

     You will send all funds for the purchase of securities and for additional investments to the trustee. The trustee will hold the majority of those funds in a Trust Account for the benefit of the investors. The Trust Account will be held in the trustee's name at the trustee's office, and assets in the account will be invested only in Permitted Investments, which are U.S. Treasury bills or other securities with maturities no greater than one year that are direct obligations of, or obligations directly and fully guaranteed by the full faith and credit of, the United States.

Security Interest in the Brokerage Account

     The trustee transfers a portion, approximately ten percent, but possibly more, of proceeds from your investment to a Brokerage Account in our name at our clearing broker. This account will contain only Permitted Investments and the futures positions that constitute our Hedging Trades. We have granted the trustee for the benefit of MarketPlus investors a continuing security interest in all of our assets, including the Brokerage Account and all assets in it. Collectively, the Trust Account and the Brokerage Account are termed the Hedging Accounts.

     The trustee must receive, before transfer of any funds to the Brokerage Account, an acknowledgement from the broker that all assets in the Brokerage Account are to be held subject to the trustee's lien for the benefit of investors, subordinate only to customary clearing and broker's liens for commissions and costs directly related to transactions in the Brokerage Account. The trustee has no obligation to take any other action with respect to the perfection of its security interests. We will file appropriate UCC financing statements and will take whatever other reasonable steps may be necessary to perfect the trustee's lien.

The Reserve Account

     Under the terms of the Trust Agreement, we will cause a Reserve Account of at least $1 million to be established and maintained. The trustee will hold the Reserve Account in its name in trust for the benefit of the investors. The trustee will hold this account at its office, at the broker, or at any other institution on which the parties to the Trust Agreement may agree. The Reserve Account will contain only Permitted Investments.

     The Reserve Account is intended to provide security against the potential consequences of our being "out of hedge" with respect to the net aggregate indexed positions of MarketPlus investors. Because the broker can only buy or sell Primary Contracts in integer quantities, our Hedging Trades typically will result in our being too short or long fractional futures contracts in one or more Assets. The maximum that we can be out of hedge in any Asset is one-half of a Primary Contract, including "mini" futures contracts.

The total of the notional values of all 31 Primary Contracts is approximately $3,600,000. If we were out of hedge one-half contract for all 31 Assets, the result would be a maximum market exposure of $1,800,000. Even in a "worst-possible-case" scenario where we were out of hedge one-half a Primary Contract in every Asset, the market would have to move more than 50% against us in every Asset to exhaust the Reserve Account.

The Trustee's Role

     As noted above, the trustee will hold, for the benefit of the investors, the Trust Account, the Reserve Account, and a security interest in the Brokerage Account. In addition, we have granted the trustee a security interest in the proceeds of any agreements to which we are a party and any other debts, claims, or other moneys that may be paid or payable to us.

     Your investments in and redemptions from your security flow through the trustee. The trustee will transfer funds from the Trust Account to the Brokerage Account and will accept into the Trust Account any excess funds that the broker may transfer from the Brokerage Account. The trustee will invest funds in the Trust Account and the Reserve Account in Permitted Investments. The trustee will not be liable for any loss from such investments or from their sale or liquidation. When you initiate a redemption (using the MarketPlus System), the trustee will withdraw the amount of the redemption from the Trust Account and wire it, less the trustee's wire fee, to your designated account no later than the next Business Day.

     At the end of each Business Day, the trustee will obtain the market value of (1) the Trust Account and the Reserve Account, from the trustee's systems,
(2) the Brokerage Account, from the broker and (3) the sum of the MarketPlus Balances of all investors, as well as the value of any pending redemptions not yet transferred from the Trust Account or the Brokerage Account, from the MarketPlus system. Based on these data, the trustee will determine the monthly payments owed to CSLP, as described below, and will determine whether an event of default, as described below and as defined further in the Trust Agreement, has occurred. For purposes of the trustee's computations, the value of futures contracts in the Brokerage Account and used in computing the MarketPlus Balances will be based on the settlement prices of those contracts on the applicable day.

Payments to CSLP

     By the tenth Business Day of each month, the trustee will pay to CSLP the amount, if any, by which the combined values of the Trust Account and the Brokerage Account exceed the sum of the MarketPlus Balances of all investors, as of the last calendar day of the preceding month. For purposes of the trustee's monthly computations, the value of the Trust and Brokerage Accounts will include, in addition to the market values reported in the statements for the last day of the preceding month, any additional accrued interest on those accounts for that preceding month.

Events of Default

     An event of default will exist if either of the following events occurs and is continuing:

     1. The value of the Reserve Account is less than $1 million for three consecutive Business Days; or

     2. The sum of the MarketPlus Balances of all investors exceeds the combined values of the Trust Account and the Brokerage Account by $300,000 or more for three consecutive Business Days.

     Upon the occurrence of an event of default, the trustee will

     1. Notify the investors, the broker, and us;

     2. Terminate all securities;

     3. Instruct the broker to liquidate the Brokerage Account and pay the amount realized to the trustee;

     4. Liquidate the Trust Account, and

     5. Determine the MarketPlus Balance of each investor. If appropriate, the trustee may also enforce the security interest on the proceeds of any claims or other assets that we may have.

     The trustee will apply the funds realized first to reimburse all fees and expenses owing to the trustee and second to pay each investor its MarketPlus Balance. If the funds from the Trust Account and the Brokerage Account are insufficient, the trustee will draw on the Reserve Account to pay each investor its MarketPlus Balance or pro rata portion of that Balance. The trustee will distribute any funds remaining in the Reserve Account to the Reserve Account depositors, and if the depositors have been paid in full, the trustee will distribute any funds still remaining to CSLP.

                        FEDERAL INCOME TAX CONSEQUENCES
-------------------------------------------------------------------------------

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership, and redemption of a MarketPlus security is based on the advice of our tax counsel,[insert name]. It does not address the federal income tax consequences that may apply to all categories of investors, some of which--such as dealers in securities or commodities, banks, thrift institutions, or investors owning a MarketPlus security as part of an integrated investment position, including a "straddle," consisting of the security and one or more other positions--may be subject to special rules. The law, regulations, rulings, and decisions on which this discussion is based are subject to change or differing interpretations. No statutory, administrative, or judicial authority directly addresses the U.S. federal income tax characterization of the MarketPlus security or instruments with terms that are substantially the same as the security.

     As a result, significant aspects of the U.S. federal income tax consequences of an investment in the security are not certain. No assurance can be given that the Internal Revenue Service will agree with the conclusions expressed here. This discussion assumes that you hold the security as a capital asset. You should consult your own tax advisor in determining the federal, state, local, and any other tax consequences to you of the purchase, ownership, and redemption of a MarketPlus security.

Taxation of the Security

     The economic return on your security is based on the results of the indexing that you select. There is, therefore, no assurance that your entire investment will be repaid. Accordingly, except as provided below, the securities should not be characterized as debt obligations for federal income tax purposes and instead should be treated as cash-settled forward contracts.

     Under this approach, Indexed Gain/Loss from Asset Positions (i.e., from Allocations other than Cash Allocations) should be capital gain or loss, including the cumulative daily Short-Term Rate component of Indexed Gain/Loss. This treatment is based on the fact that the economic return on Asset Positions closely approximates the return on the commodity or financial index underlying each futures contract that is available as an Asset, and these underlying commodities or indexes would be capital assets if you were to invest in them directly. Long-term capital gain treatment should be available if the applicable holding period exceeds one year. The security should not be subject to the mark-to-market requirements or other special rules applicable to regulated futures and other enumerated contracts and options under section 1256 of the Internal Revenue Code (the "Code").

     To the extent that your security has a Cash Allocation, that portion should be treated as a debt obligation for federal income tax purposes for the duration of the Cash Allocation. Any Indexed Gain from Cash Allocations, net of Indexing Fee, should be interest income to you. We will report to you and the IRS based on that characterization. This interest income should be taxable as ordinary income, deemed paid when credited to your security. This characterization may result in recognizing interest as ordinary income despite an overall loss from an investment in the security.

     Tax counsel has advised that the IRS would probably regard each closing move (i.e., each decrease in Asset Units) as a disposition causing recognition of capital gain or loss. Its reasons for this conclusion are as follows.

     Section 1001(c) of the Code sets forth the general rule that the entire amount of gain or loss "on the sale or exchange of property shall be recognized." Section 1001(a), on computation of gain or loss, speaks in terms of "the sale or other disposition of property." The IRS has set forth its interpretation of Section 1001 in a series of regulations. Regulation 1.1001-1(a) states that "the gain or loss realized from the conversion of property into cash, or from the exchange of property for other property differing materially either in kind or in extent, is treated as income or as loss." Regulation 1.1001-3 provides rules for determining whether a modification of the terms of an instrument that is a debt instrument for tax purposes results in an exchange for purposes of Regulation 1.1001-1(a). Subsection 1.1001-3(c)(1)(ii) provides for non-recognition of gain or loss in cases of alterations of a legal right or obligation that occur by operation of the terms of such a debt instrument, including alterations that occur automatically and those that occur as a result of the exercise of an option provided to an issuer or a holder to change a term of the debt instrument. Outside of the area of debt instruments, however, there are few authorities addressing the question of when the modification of a financial instrument causes recognition of gain or loss. Because tax counsel believes that the MarketPlus security is not a debt instrument for tax purposes, and because Regulation 1.1002-1(b) states that the exceptions from the general rule requiring recognition of all gains and losses are strictly construed, tax counsel believes that the IRS would probably regard closing moves within a MarketPlus security as an exchange or other disposition of property giving rise to recognition of gain or loss.

     In a test case, the courts might well apply the logic underlying Subsection 1.1001-3(c)(1)(ii) of the regulations to instruments that are not debt instruments for tax purposes and hold that recognition of gain or loss from indexing should occur only upon termination of the security, or upon a partial redemption, in which case gain or loss would be recognized pro rata. Consequently, you might, after consultation with your own tax advisers, decide to treat changes in your Asset Positions as not giving rise to recognition of gain or loss until the time of a redemption. We intend to report to the IRS only the gross proceeds whenever you redeem funds from your security.

     Because of the absence of authority as to the proper characterization of the security, no assurance can be given that the IRS will accept or that a court will uphold the characterization and tax treatment described above. It is possible that the Short-Term Rate earned on Asset Positions could be considered to be interest income.

     Possible Alternative Characterization -- Contingent Debt

     It is possible that the IRS may argue that the security should be classified as a debt instrument rather than a cash-settled forward contract for federal income tax purposes. If the security were classified as a debt obligation, it would be subject to the tax rules governing contingent payment debt obligations. Under those rules, you would be required to include in income each year an accrual of interest on the security, based on a hypothetical borrowing rate for the issuer determined as of the date the security is issued (the "comparable yield"), with an adjustment at the termination of the security for any difference between the amount paid on the security and a hypothetical payment that would produce the comparable yield.

     Under these rules, any gain that you realize on redemption or termination of the security would be treated as ordinary interest income. Any such loss would be treated as ordinary loss, to the extent of your interest income with respect to the security. Any loss realized in excess of such amount would in general be treated as a capital loss.

     Conversion Transactions

     Investors who enter into hedging transactions or offsetting positions with respect to the security may be required to recognize ordinary income rather than capital gain. Such investors should consult their tax advisors regarding the applicability of section 1258 of the Code and other tax rules to an investment in the security.

     Treatment Not as Equity

     We believe that, while the issue is not free from doubt, a MarketPlus security will not be treated as an equity interest in the issuer and the issuer will be taxed as a partnership for federal income tax purposes. If the security were treated as an equity interest in the issuer, the issuer could be treated as a corporation subject to federal corporate income tax on taxable income determined without a deduction for certain amounts paid to the investors. The issuer being taxed as a corporation could result in an Event of Default under the MarketPlus Trust Agreement. Under the terms of the MarketPlus Agreement, the issuer and the investors agree not to treat the security as an equity interest in the issuer for federal income tax purposes.

Treatment of Fees

     The Indexing and Reset Fees should reduce Indexed Gain/Loss from Asset Positions. The tax law relating to the treatment of these fees is unclear, however, and the IRS may require a different tax treatment. For example, for an individual taxpayer it is possible that you could be required to treat these fees as miscellaneous deductions, which are deductible only if you file Schedule A of Form 1040 and then only to the extent that your total miscellaneous deductions exceed 2% of your adjusted gross income. You should consult your own tax advisor as to the tax treatment of the Indexing and Reset Fees.

Treatment of Certain Investors

     Foreign Investors

     Under the license agreement between CSLP and Invesdex Ltd, MarketPlus securities under this offering are not available to foreign investors.

     Tax-Exempt Investors

     A tax-exempt investor should receive capital gains and any interest income free of unrelated business income tax. If, however, a tax-exempt investor were to borrow from a third party to finance its MarketPlus investment, income or gain associated with the portion of the security so financed would be subject to tax.

Backup Withholding

     Certain distributions made on a security may be subject to a "backup" withholding tax on "reportable payments" (including interest income on Cash Allocations) unless, in general, you comply with certain reporting or certification requirements or are an exempt recipient under applicable provisions of the Code. Any amounts so withheld from distributions on the security would be refunded by the IRS or allowed as a credit against your federal income tax.

Information Reporting

     Reports will be made as required to the IRS and to investors that are not exempt from the reporting requirements.

                             Erisa Considerations
-------------------------------------------------------------------------------

     Subject to the following discussion, employee benefit plans covered by ERISA and/or section 4975 of the Code or individual retirement accounts under section 408 of the Code (sometimes known as "IRAs"), such plans and IRAs being hereinafter referred to as "Plans" may invest in the securities. Plan fiduciaries considering such an investment should be aware that the assets of such Plans are required to be held in trust and that persons who exercise discretionary authority or control over Plan assets, or provide advice for a fee with respect to such assets, ordinarily will be treated as fiduciaries under ERISA and subject to the prudence, diversification, prohibited transaction, and other standards set forth in ERISA and the Code. Any such person should also be aware of the risk that additional ERISA or Code prohibited transaction questions and fiduciary responsibility issues may arise if our underlying assets are determined to constitute "plan assets" of investing Plans.

     ERISA does not define the term "plan assets". The U.S. Department of Labor ("DOL"), however, has adopted a regulation (29 C.F.R. 2510.3--101, 51 Fed. Reg. 41262, November 13, 1986) (the "Regulation") that would generally treat the assets of certain entities in which Plans invest, perhaps including our assets, as plan assets. Under the DOL Regulation, when a Plan invests in certain equity interests in certain entities its assets are considered to include an undivided interest in each of the underlying assets of the entity for purposes of the reporting, disclosure, prohibited transaction, and fiduciary responsibility provisions of ERISA and the Code. The Regulation sets forth certain general exceptions to the foregoing treatment, including exceptions for Plan investments in publicly offered securities, in equity interests in operating companies, or in equity interests in entities in which there is not "significant investment" by Plans.

     If our assets were considered plan assets, then our officers and members or directors and would be ERISA fiduciaries of investing Plans, and certain of our affiliates would become "parties in interest" under ERISA, or "disqualified persons" under section 4975 of the Code, with respect to the investing Plans, with the result that our hedging activity, as well as other transactions, might be considered to constitute prohibited transactions if such transactions were with persons who are parties in interest to the Plans that own securities. Additionally, individual investment in securities by persons who are fiduciaries or parties-in-interest to a Plan that owns securities might be deemed to constitute prohibited transactions under such circumstances.

     Counsel has advised us that, while the issue is not free from doubt, the assets of investing Plans should not be deemed to include our assets under the DOL Regulation. This conclusion is based upon an analysis that the securities do not constitute equity interests in MarketPlus Capital Company LLC for purposes of the DOL Regulation, in part because the securities are a form of fixed direct obligation, rather than an ownership interest in our assets, and in part because the amounts payable, or credited, to Plan investors in the securities are not affected in any manner by the investment performance of our assets, except as such investment performance may affect credit risk. Since certain factors affecting the treatment of the securities could change, future changes in facts could cause the securities to be deemed equity interests in MarketPlus Capital Company LLC. Accordingly, trustees or other fiduciaries of Plans considering an investment in the securities should consult with their own counsel concerning all applicable legal implications of such an investment, especially the possibility of our assets being deemed assets of investing Plans.

     Plan trustees and other fiduciaries of Plans should consider not only the implications of our assets possibly being considered Plan assets, but also of their own actions being governed by the fiduciary responsibility provisions of ERISA. Generally, fiduciaries of a Plan covered by ERISA are required to discharge their duties, among other things (1) for the exclusive purpose of providing benefits to participants and their beneficiaries, (2) with the same standard of care that would be exercised by a prudent man acting under similar circumstances, (3) by diversifying the investments of the Plan, unless it is clearly prudent not to do so, and (4) in accordance with the instrument governing the Plan.

     In addition, fiduciaries may not cause a Plan to engage in certain prohibited transactions. Under ERISA, a fiduciary is liable for any loss resulting from a breach of its fiduciary duty and, under certain circumstances, may be held liable for breaches by co-fiduciaries. Penalties also are imposed on any fiduciary who himself has engaged in a prohibited transaction. Before investing in the securities, trustees and other fiduciaries of Plans also should carefully consider whether the securities may be too speculative or too illiquid an investment for a particular Plan, the current return on the Plan's total portfolio relative to the anticipated cash needs and the funding objectives of the Plan, the diversification of the Plan's assets, and the fees payable to us.

     Certain of our affiliates might be considered parties in interest or disqualified persons with respect to a Plan, by reason of relationships either they or certain of their affiliates may have with the Plan extraneous to the investment in the securities. Special caution ought to be exercised before a Plan invests in the securities in such circumstances. By investing in a security, each investor represents and warrants that either (1) the investor is not, and is not purchasing the security on behalf of, (a) an "employee benefit plan" as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (b) a "plan" as defined in Section 4975 of the Code, or (c) an entity deemed to hold plan assets by reason of the investment in such entity by any such employee benefit plan or plan; or (2) the purchase and holding of the security by the investor will not result in any nonexempt prohibited transaction under section 406(a) of ERISA or section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA), and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

     Due to the complexity of the foregoing rules, and the risk that certain penalties may be imposed under ERISA and the Code, for example upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their own counsel regarding the consequences under ERISA and the Code of the acquisition and ownership of the securities.

                                 THE OFFERING
-------------------------------------------------------------------------------


Minimum Subscription

     No minimum subscription amount of securities must be sold for the offering to be effective. The securities will be sold in a continuous offering subject only to minimum investments per security purchase. The minimum initial investment per investor is $250,000, or $25,000 if a qualified adviser manages the investment. The purchase of securities involves certain risks and is suitable only for persons of adequate means or experience. (See "INVESTOR SUITABILITY STANDARDS" and "RISK FACTORS.")

Sale and Initiation

     You offer to purchase a MarketPlus security by completing and submitting the online application and forwarding any other required documents. Our broker-dealer affiliate, Champion Securities Company LLC, the exclusive sales agent for the offering, notifies you upon receipt of your application and supporting documents and tells you if it requires additional information or documents. You have 20 days to comply with such a request; otherwise the sales agent will reject your application.

     Once our sales agent has all the information and documents it needs, it will email you this prospectus. You will be required to acknowledge its receipt before our sales agent will continue to process your application.

     You represent that the information that you provide us is accurate, and you acknowledge and agree that the sales agent and we can rely on this information in carrying out our obligations. We reserve the right to accept or reject any application or any investment for any reason.

     If the sales agent approves your application, we send you an approval notice by email containing:

     o Your name as it will appear in our records and those of the trustee;

     o Your unique MarketPlus user number;

     o Your initial MarketPlus security number; and

     o Instructions for making the initial investment.

     We record your identity in electronic form on a register in the MarketPlus computer system. The person so registered is the person that we treat as the investor.

     In a separate email, we send your password for access to our private MarketPlus website and the unlisted phone number to the website's interactive-voice-response ("IVR") system, which can be used to access the website if you are unable to gain access by computer.

     You have 30 days from the day that your application is approved to make your initial investment. To do so, you:

     1. Complete an investment notice form on the website (the system takes you directly to this form the first time you access your new security), the receipt of which we will acknowledge by email; and,

     2. Instruct your bank to wire the funds according to the instructions on the form.

     If we do not receive the initial investment within 30 days, we have the right to terminate your approval notice and access to the system. If we do so, we will notify you.

     As soon as practicable after we receive your initial investment, the trustee or we will determine whether the funds are acceptable. If so, we will do the following at the end of the Business Day following the Business Day on which we accept the investment:

     1. Credit your initial investment to your security, automatically allocating it to Cash, and,

     2. Send you a notice telling you that we have accepted your initial investment and when you can begin managing your security.

     If we or the trustee determine in our sole discretion that the funds are not acceptable for investment, we return them without interest and minus a wire transfer fee of $20 to your Designated Account, which is the bank account that you specified in your application or in a subsequent notification (and which we must approve) as the one to which the trustee is to wire redemptions from your security.

     Upon our acceptance of the initial investment, we issue a MarketPlus security subject to the terms in the MarketPlus Agreement. You become an investor at that time. MarketPlus securities are issued in book-entry form, registered in the MarketPlus system. The investor is the person registered as such in the MarketPlus system.

     Persons agreeing to purchase securities, as evidenced by payment therefor or by the signature on the application, thereby agree to all the terms and conditions of the security, are deemed to make all applicable representations and warranties contained in the application, and acknowledge compliance with the applicable investor suitability standards. Investors wishing to appoint an adviser to manage a security must complete the Power of Attorney portion of the application.

                             PLAN OF DISTRIBUTION
-------------------------------------------------------------------------------

     Our sales agent offers the securities continuously on a "best efforts" basis. A "best efforts" basis means that the sales agent is not obligated to purchase any of the securities and is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. We have the sole right to accept offers to purchase the securities and may reject any proposed purchase in whole or in part.

     The sales agent is a Delaware limited liability company and is owned 99% by CSLP and 1% by MMA Financial Services, Inc. It is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the NASD. The sales agent was first registered as a broker-dealer in 1991. Robert R. Champion and Basil R. Twist, Jr., who are registered securities principals of the sales agent, are co-founders and control persons of CSLP.

     In connection with the sale of the securities, CSLP will pay commissions to the sales agent and may pay fees for administrative support, pay commissions, or reimburse expenses to other broker-dealers. Purchasers of securities pay no sales commissions. The sales agent is paid compensation of 0.25% of the initial investment into a security and 0.25% of any subsequent investment that occurs within the first twelve months following the initial sale of the security. Redemptions from a security during this twelve-month period are netted against subsequent investments in determining the amount of any additional compensation owed to the sales agent. CSLP may indemnify the sales agent and certain other broker-dealers who enter into agreements with the sales agent against certain civil liabilities, including certain liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be afforded to members, officers, or controlling persons of MarketPlus Capital Company LLC, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



                                 Legal Matters
-------------------------------------------------------------------------------

     The law firm of ___________________________________ has passed on the validity of the securities.


                                    EXPERTS
-------------------------------------------------------------------------------

     The MarketPlus Capital Company LLC financial statements for the period ending April 30, 2003 included in this prospectus has been audited by Elsener & Elsener LLP, independent public accountants, as indicated in their report included herein in reliance upon that firm's authority as experts in accounting and auditing.


                            ADDITIONAL INFORMATION
-------------------------------------------------------------------------------

     MarketPlus Capital Company LLC has filed a registration statement on Form SB-2 (the "Registration Statement") with the SEC under the Securities Act with respect to the securities offered hereby. For purposes of this offering, the term Registration Statement means the original Registration Statement and any and all amendments. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to MarketPlus Capital Company LLC and such securities, your attention is directed to the Registration Statement, exhibits, and schedules, which may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement.

                                  Appendix A

                         Index to Financial statements
-------------------------------------------------------------------------------



  REPORT OF INDEPENDENT ACCOUNTANT.........................................A-2

  MARKETPLUS CAPITAL COMPANY AUDITED FINANCIAL STATEMENTS
      FOR THE FOUR-MONTH PERIOD ENDED APRIL 30, 2003

      BALANCE SHEET AS OF APRIL 30, 2003 ..................................A-3

      INCOME STATEMENT.....................................................A-4

      STATEMENT OF CHANGES IN MEMBERS' EQUITY..............................A-5

      STATEMENT OF CASH FLOWS..............................................A-6

  MARKETPLUS CAPITAL COMPANY UNAUDITED FINANCIAL STATEMENTS
      FOR THE 20-MONTH PERIOD ENDED DECEMBER 31, 2004

      BALANCE SHEET AS OF DECEMBER 31, 2004................................A-7

      INCOME STATEMENT.....................................................A-8

      STATEMENT OF CHANGES IN MEMBERS' EQUITY..............................A-9

      STATEMENT OF CASH FLOWS..............................................A-10

  NOTES TO FINANCIAL STATEMENTS............................................A-11

                             Elsener & Elsener LLP
-------------------------------------------------------------------------------
             C E R T I F I E D  P U B L I C  A C C O U N T A N T S


                        Independent Accountant's Report






To the Members
MarketPlus Capital Company LLC
San Francisco, California

We have audited the accompanying balance sheet of MarketPlus Capital Company LLC (a Delaware limited liability company) as of April 30, 2003, and the related statements of loss, changes in members' equity, and cash flows for the four-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MarketPlus Capital Company LLC as of April 30, 2003, and the results of its operations and its cash flows for the four month period then ended in conformity with U.S. generally accepted accounting principles.


Elsener & Elsener, LLP

May 16, 2003











          Three Harbor Drive, Suite 300, Sausalito, California 94965
                      (415) 331-0201 FAX: (415) 331-1941
-------------------------------------------------------------------------------

                        MarketPlus Capital Company LLC

                                 Balance Sheet

                                April 30, 2003


                                    ASSETS
CASH                                                                   $    500
                                                                       ========

                        LIABILITIES AND MEMBERS' EQUITY
LIABILITIES                                                            $    100
  Accrued State franchise tax

MEMBERS' EQUITY                                                        $    400
                                                                       --------
                                                                       $    500
                                                                       ========

       The accompanying notes are an integral part of these statements.






















-------------------------------------------------------------------------------

                        Market Plus Capital Company LLC

                               Income Statement

                For the Four Month Period Ended April 30, 2003




 REVENUE                                                            $       -
                                                                    -----------

 EXPENSES
   Taxes                                                            $      907
   Fees                                                             $      605
                                                                    -----------

                                                                    $    1,512
                                                                    -----------

 NET LOSS                                                           $   (1,512)
                                                                    ===========


       The accompanying notes are an integral part of these statements.






















-------------------------------------------------------------------------------





                        MarketPlus Capital Company LLC

                    Statement of Changes in Members' Equity

                For the Four Month Period Ended April 30, 2003





                                Champion Securities         MMA Financial              Total
                                a Limited Partnership       Services, Inc.        Members' Equity
                                ---------------------       --------------        ---------------
BALANCE, January 1, 2003           $      -                    $  (100)              $   (100)

MEMBERS' CONTRIBUTIONS                  495                      1,517                  2,012

NET LOSS                                  -                     (1,512)                (1,512)
                                -----------------------------------------------------------------
BALANCE, April 30, 2003            $    495                    $   (95)              $    400
                                   =========                   ========              =========


       The accompanying notes are an integral part of these statements.




























-------------------------------------------------------------------------------

                        MarketPlus Capital Company LLC

                            Statement of Cash Flows

                For the Four Month Period Ended April 30, 2003



CASH FLOW FROM OPERATING ACTIVITIES
  Net Loss                                                           $  (1,512)


CASH FLOW FROM FINANCING ACTIVITIES
  Capital Contributions from Members                                 $   2,012
                                                                     ----------

NET CASH INCREASE                                                    $     500

CASH, January 1, 2003                                                $       -
                                                                     ----------

CASH, April 30, 2003                                                 $     500
                                                                     ==========



       The accompanying notes are an integral part of these statements.




















-------------------------------------------------------------------------------

                        MarketPlus Capital Company LLC

                                 Balance Sheet

                               December 31, 2004


                                    ASSETS
CASH                                                                   $    284
                                                                       ========


                        LIABILITIES AND MEMBERS' EQUITY
LIABILITIES                                                            $     -


MEMBERS' EQUITY                                                        $    284
                                                                       --------
                                                                       $    284
                                                                       ========

       The accompanying notes are an integral part of these statements.






















-------------------------------------------------------------------------------

                        Market Plus Capital Company LLC

                               Income Statement

                For the 20-Month Period Ended December 31, 2004




 REVENUE                                                            $       -
                                                                    -----------

 EXPENSES
   Taxes                                                            $      280
   Fees                                                             $      240
                                                                    -----------

                                                                    $      520
                                                                    -----------

 NET LOSS                                                           $     (520)
                                                                    ===========


       The accompanying notes are an integral part of these statements.






















-------------------------------------------------------------------------------





                                MarketPlus Capital Company LLC

                            Statement of Changes in Members' Equity

                        For the 20-Month Period Ended December 31, 2004





                                Champion Securities         MMA Financial              Total
                                a Limited Partnership       Services, Inc.        Members' Equity
                                ---------------------       --------------        ---------------
BALANCE, April 30,  2003           $    495                    $   (95)              $    400

MEMBERS' CONTRIBUTIONS                                             404                    404

NET LOSS                                  -                       (520)                  (520)
                                -----------------------------------------------------------------
BALANCE, December 31, 2004         $    495                    $  (211)              $    284
                                   =========                   ========              =========



             The accompanying notes are an integral part of these statements.




























-------------------------------------------------------------------------------

                        MarketPlus Capital Company LLC

                            Statement of Cash Flows

                For the 20-Month Period Ended December 31, 2004



CASH FLOW FROM OPERATING ACTIVITIES
  Net Loss                                                           $    (520)

ACCRUED TAX LIABILITY PAYMENT                                             (100)

CASH FLOW FROM FINANCING ACTIVITIES
  Capital Contributions from Members                                       404
                                                                     ----------

NET CASH INCREASE                                                    $    (216)

CASH, April 30, 2003                                                 $     500
                                                                     ----------

CASH, December 31, 2004                                              $     284
                                                                     ==========



       The accompanying notes are an integral part of these statements.




















-------------------------------------------------------------------------------

                        MarketPlus Capital Company LLC

                         Notes to Financial Statements



1.  Description of Business:

MarketPlus Capital Company LLC (the Company) is a Delaware limited liability company formed in September 1994 as a bankruptcy-remote, single purpose entity to issue the MarketPlus security in a continuous public offering. Originally formed under the name Champion Capital Company LLC, its name was formally changed in April 2003. Since inception, the Company has been in dormant status and has not as yet engaged in the business of offering the MarketPlus security.

Champion Securities, a limited partnership (CSLP) and MMA Financial Services, Inc. (MMA), collectively, "the Members," own the Company. Net profits or net losses of the Company will be allocated in accordance with the terms of the limited liability agreement.

The MarketPlus security is an asset backed, commodity indexed hybrid security designed for investors seeking to implement asset allocation and market timing strategies involving a variety of asset classes and employing both long and short positions.

2. Summary of Significant Accounting Policies

An income tax provision is not included in the financial statements since the income or loss of the Company is required to be reported by the members on their respective income tax returns.

Management uses estimates and assumptions in preparing the financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

 3. Agreements with Related Parties:

The MarketPlus security is intended to be offered on a "best efforts" basis through Champion Securities Company LLC (CSC), an NASD registered broker dealer, for which the Company will pay CSC a placement fee. CSC is owned by CSLP and MMA.

The Company intends to enter into a licensing and service agreement with CSLP. Under this agreement, the Company will have the right to utilize patented computer technology developed by CSLP as well as certain service marks and copyrighted materials. CSLP will provide the administration and the servicing of the MarketPlus securities. In return, CSLP will be paid a fee from the surplus and profits generated by the Company.

The Company and MMA have entered into an agreement whereby, until the commencement of the offering of the MarketPlus securities, MMA will pay, as a contribution to the Company's capital, the taxes, fees and expenses of the Company related to maintaining its good standing as an entity in Delaware and any other required States, the preparation of its financial statements, and all other related miscellaneous expenses.









-------------------------------------------------------------------------------

                                                  Appendix B


                                               MarketPlus Assets
----------------------------------------------------------------------------------------------------------------
We offer the following 31MarketPlus Assets, each a Primary Contract. You can select from among these Assets by using pulldown menus on a Transaction Desk on the MarketPlus website.

----------------------------------------------------------------------------------------------------------------
                                                                                       Trading Hrs (M-F ET)
  Category     M+ Code           Asset Description            Exchange    Currency     Open     Close   Extend
----------------------------------------------------------------------------------------------------------------
    Stock       S&P5                  S&P 500                   CME         USD      9:30 AM   4:00 PM    Yes
                                                                ---
                NASD                 Nasdaq 100                 CME         USD      9:30 AM   4:00 PM    Yes
                                                                ---
                RUSS                Russell 2000                CME         USD      9:30 AM   4:00 PM    Yes
                                                                ---
                DJIA          D.J. Industrials Average          CBOT        USD      8:30 AM   4:00 PM    Yes
                                                                ----
                S&P4                  S&P 400                   CME         USD      10:00 AM  4:00 PM    Yes
                                                                ---
                TSX6              Toronto Stock 60               MX         CAD      10:00 AM  4:00 PM    No
                                                                 --
                DAX3                   DAX-30                   EREX        EUR      3:30 AM   1:30 PM    No
                                                                ----
                FESX             D.J. Euro Stoxx 50             EREX        EUR      3:30 AM   1:30 PM    No
                                                                ----
                FTSE                 FT-SE 100                  UFFE        GBP      3:30 AM   12:00 PM   No
                                                                ----
                CAC4                   CAC-40                  LIFFE        EUR      3:00 AM   11:30 AM   No
                                                               -----
                NIK$              Nikkei 225 - CME              CME         USD      9:30 AM   4:00 PM    No
                                                                ---
                HANG              Hang Seng Index               HKFE        HKD      8:45 AM   3:15 PM*   No
                                                                ----
    Rate        BOND             U.S. 30-year Bond              CBOT        USD      8:30 AM   4:30 PM    Yes
                                                                ----
                NOTE             U.S. 10-year Note              CBOT        USD      8:30 AM   4:30 PM    Yes
                                                                ----
                5YRN              U.S. 5-year Note              CBOT        USD      8:30 AM   4:30 PM    Yes
                                                                ----
                2YRN              U.S. 2-year Note              CBOT        USD      8:30 AM   4:30 PM    Yes
                                                                ----
                GILT                  UK Gilt                  LIFFE        EUR      8:30 AM   4:30 PM    Yes
                                                               -----
                BUND            German 10-Year Bond            LIFFE        EUR      8:30 AM   4:30 PM    Yes
                                                               -----
  Currency      BUCK             U.S. Dollar Index             FINEX        USD      8:30 AM   2:30 PM    No
                                                               -----
                $EUR                    Euro                    CME         USD      8:30 AM   4:30 PM    Yes
                                                                ---
                $GBP               British Pound                CME         USD      8:30 AM   4:30 PM    Yes
                                                                ---
                $YEN                Japanese Yen                CME         USD      8:30 AM   4:30 PM    Yes
                                                                ---
  Commodity     GOLD                    Gold                   NYMEX        USD      8:30 AM   1:00 PM    Yes
                                                               -----
                SILV                   Silver                  NYMEX        USD      8:30 AM   1:00 PM    Yes
                                                               -----
                PLAT                  Platinum                 NYMEX        USD      8:30 AM   1:00 PM    Yes
                                                               -----
                GSCI       Goldman Sachs Commodity Index        CME         USD      10:00 AM  2:30 PM    No
                                                                ---
                DAIG       Dow Jones AIG Commodity Index        CBOT        USD      9:30 AM   1:30 PM    No
                                                                ----
                COIL           Light Sweet Crude Oil           NYMEX        USD      10:30 AM  2:00 PM    Yes
                                                               -----
                HOIL                Heating Oil                NYMEX        USD      10:30 AM  2:00 PM    Yes
                                                               -----
                NGAS                Natural Gas                NYMEX        USD      10:30 AM  2:00 PM    Yes
                                                               -----
                COPP                   Copper                  NYMEX        USD      8:30 AM   12:30 PM   Yes
                                                               -----
----------------------------------------------------------------------------------------------------------------
*- Hong Kong market is closed from 11:30 AM until 1:30 PM


                                  Appendix C

                              The Futures Markets
-------------------------------------------------------------------------------
     An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. Futures contracts are traded on organized exchanges, known as "contract markets," through the facilities of a centralized clearing house and a brokerage firm that is a member of the clearing house. The clearinghouse guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of each transaction. Traders can close a position at any time and fix their profit or loss by taking an opposite position.

     When an investor enters into a futures contract, no purchase price is paid or received. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin." Initial margin does not provide full collateral for the obligations of the parties to the contract and varies based on the requirements imposed by the exchange clearing houses. It may be as low as 5% or less of the value of the contract.

     Futures market participants can invest their initial margin deposits in money-market instruments (usually 91-day U.S. Treasury bills). During the time that they hold positions in futures contracts, participants make to, or receive from, their brokers daily payments as the prices of their futures contracts fluctuate, a process known as "marking to market."

     Exchange-traded futures contracts provide for a specified settlement month in which the physical commodity or financial instrument is to be delivered by the seller (whose position is described as being "short") and acquired by the buyer (whose position is described as being "long") or the month in which cash settlement is to be made. While many futures contracts expire quarterly, some expire as frequently as monthly.

The Futures Premium

     Futures contracts typically, but not always, sell at a premium to their underlying cash index or physical price (the "cash-market price"). This premium, established by arbitrage between a futures contract and its cash market, offsets the additional income that a futures investor typically receives over the life of the futures contract versus what a similar cash-market investor receives.

     For example, investors making a cash investment in stocks receive the dividends, if any. Investors assuming the same market exposure using futures contracts earn interest on the funds they would have had to use to buy the stocks. When the interest rate on these funds exceeds the dividend rate on the stocks, the futures contract will sell at a premium to the cash price to offset the advantage.

     As the time until expiration lessens, a futures contract's price converges with the cash-market price. As a result, on expiration the premium is either zero (as is the case with cash-settled futures contracts) or very close to zero (as is the case with some physical-delivery contracts).

 "Rolling" to a New Month's Contract

     As the expiration date nears, traders holding positions in the expiring contract begin "rolling" their positions into the next expiration-month contract (the "new contract") by closing their positions in the expiring contract and opening equal positions in the new contract. As a result, trading volume and liquidity migrate from the expiring contract into the new contract.

     The period during which a futures contract's greatest amount of roll activity occurs is determined by the method in which the contract is "settled" upon expiration. Some contracts are settled between the sellers and the buyers solely through cash payments ("cash-settled contracts"). Others are settled by delivering a physical commodity or financial instrument ("physical-delivery contracts"). Futures on stock indexes are examples of cash-settled contracts while futures on bonds and physical commodities are examples of physical-delivery contracts.

     For all cash-settled contracts and some physical-delivery contracts, delivery or final cash-settlement occurs following the last trading day. With other physical-delivery contracts, delivery can occur anytime during a designated calendar window at the discretion of a short holder and can begin as early as three weeks before the contract's last trading day.

     U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the U.S. generally are subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges may, however, differ from the foregoing description.

                                  Appendix D

                             MarketPlus Agreement
-------------------------------------------------------------------------------

This MarketPlus Agreement (the "Agreement") sets out the terms and conditions that are in effect between MarketPlus Capital Company LLC ("we" or "us"), as issuer, and each person or entity (an "investor" or "you") that invests in a MarketPlus security (the "security").

ARTICLE I -- DEFINITIONS

1.1    Terms
       Terms in this Agreement that begin with a capital letter have meanings that are specific to the security. The first time we use one of these terms, we put it in bold type and give its definition on the same page.

1.2    General Definitional Provisions

(a) Singular terms include the plural, and plural terms include the singular, unless the context states or implies otherwise.

(b) The terms "Article" and "Section" refer to articles and sections of this Agreement. Article and section headings are for convenience only and do not affect the construction of this Agreement.

(c) Unless defined differently in this Agreement, all accounting terms have the meanings assigned to them in accordance with generally accepted accounting principles in effect in the United States of America.

(d) Annual percentage rates are converted to their daily equivalents by dividing the stated annual rate by 365 unless the context states or implies otherwise.

(e) Unless otherwise stated, all notices and communications between investors, their financial advisers, and us will be made by electronic mail.

(f) Unless otherwise stated, all references to time are to Eastern Time ("ET"). Specific times are stated using a 24-hour clock (for example, 4:30 P.M. ET is expressed as 16:30 ET).

ARTICLE II -- INITIATION

2.1    Approving or Rejecting a MarketPlus Application

(a) You make an offer to buy the security by completing and submitting the on-line MarketPlus application and forwarding any other required documents to our sales agent, an NASD-registered broker-dealer.

(b) Upon approval of your application, we will send an approval notice containing:

       o Your name as it will appear in our records;

       o Your user identification number;

       o Your initial MarketPlus security number; and

       o Instructions for making the initial investment.

(c) In a separate email, we send your password to access our private website and the unlisted phone number to the interactive-voice-response mechanism (the "IVR"), which can be used to access the MarketPlus computer system (the "system") if you are unable to do so via the website.

(d) The amount of the initial investment may be subject to minimums that we set from time to time for administrative convenience and about which we will notify you.

2.2    Accessing and Using the MarketPlus Website

(a) You must carry out all operations involving your security using either the website or the IVR. You may log on only by means of the user number and password that we have provided to you, or as amended by you. Your use of the system is subject to the following specific provisions, as well as the other terms of this Agreement.

(b)   You agree and represent that:

      (1) You are responsible for the confidentiality and use of your user number and password; and

      (2) Our service providers and we may rely on all instructions, orders, and other communications entered into the system using your user number and password, and you will be responsible for, and bound by, them.

(c) You accept full responsibility for monitoring your security and will change your password immediately if you lose or become aware of the theft or unauthorized use of your user number or password. In addition, you agree to notify us immediately in such instances, and if you become aware of any other event that might compromise the integrity of the website or the system.

(d) After you receive the approval notice, you may change your password by following the instructions on the website. If you forget your password, you must request a new one; there may be some delay in providing a new password, as we may need to carry out certain checks to verify your identity. We will not be liable for any loss that you incur arising out of the loss of your password or request for a new password.

2.3   Transferring Initial Investments

(a) You have 30 days from the day we send the approval notice to make your initial investment.

(b) To make an initial investment: (1) complete and submit an investment notice form on the website, the receipt of which we will acknowledge by email; and, (2) wire funds according to the instructions on the form.

2.4   Review of Initial Investment

(a) Once we receive and accept your initial investment, we will send you an email acknowledging its receipt and informing you of the day upon which you can begin managing your security using our website and the IVR, which normally will be the first Business Day following the day we receive your investment as good funds (a Business Day is a day on which both our trustee's main office and its San Francisco, California office are open for business).

(b) If we determine in our sole discretion not to accept your funds for investment, we will promptly notify you by email and return the funds without interest to your Designated Account, which is the bank account(s) that you specified in your application or in a subsequent notification--and, in each case, which we approved--as the only account(s) to which we are to wire funds that you redeem from your security.

2.5   Status as Investor

      Upon our acceptance of the initial investment, we will issue a security in the amount of your initial investment subject to the terms of this Agreement. You will become an investor at that time. The security will be issued in book-entry form, registered in the system. The investor is the person registered in the system as such.

ARTICLE III -- USING YOUR MARKETPLUS SECURITY; VALUATIONS

3.1 In managing your security, you may from time to time submit an Allocation Request. In an Allocation Request, you specify the percentage of the MarketPlus Balance (which is the total value of the security) that is to be indexed to the Total Return, as described in
      Section 3.7(b), on one or more Assets, each such Asset being a futures contract on an underlying commodity or index. For each Asset selected, you additionally specify a Multiple, which establishes whether the indexing is to be direct or inverse and the degree of the indexing. The Multiple is a positive or negative number to two decimal places in 0.01 increments in the range +1.00 to +3.00, Direct, i.e., "long," or -1.00 to -3.00, Inverse, i.e., "short." In each Allocation Request, the dollar amount indexed to each Asset is the Asset Allocation. The Asset Allocation multiplied by the absolute value of the Multiple is your Asset Position. The dollar amount of the MarketPlus Balance, if any, not indexed to Assets is considered a Cash Allocation, which is indexed to Cash, and index that grows at a money-market rate as described in
      Section 3.7(a). All investments into the security become a Cash Allocation until changed by a subsequent Allocation Request.

3.2   MarketPlus Assets

      The various Assets to which you may index your security are listed and described in Appendix B and on the website. Whenever we make a new Asset available, we add it to the list on the website and notify you of its availability. For each Asset you specify in an Allocation Request, you will be indexed to that Asset's primary futures contract, the Primary Contract. The Primary Contract is determined and periodically "rolled" to a new Primary Contract as described in Sections 3.11(a) and (b).

3.3    Reset Times and Cutoffs

(a) We implement Allocation Requests at a Reset Time. Reset Times occur every half-hour on the hour and the half-hour each Trading Day including so-called "extended hours trading." A Trading Day is any day when one or more Assets are scheduled to trade.

(b) For an Allocation Request to be implemented at a Reset Time, you must submit it to us by the Cutoff for that Reset Time, which is three minutes before the Reset Time. We will implement your Allocation Request at the Reset Time associated with the first Cutoff following your submission of the Allocation Request.

3.4    Creating, Submitting, and Cancelling Allocation Requests

(a) You may use the website to submit an Allocation Request or to cancel a previously submitted Allocation Request. In creating an Allocation Request, you (1) select each of the desired Assets, (2) specify the percent of the MarketPlus Balance that is to be indexed to each Asset, and (3) specify the Multiple for each Asset.

(b) You also may use the IVR to submit an Allocation Request that you have saved as a Template. Templates are previously defined Allocation Requests retained by the system and identified by a three-digit code. The system automatically retains several "system" Templates including "001 All Cash" and "002 Last User Allocation."

(c) You cannot submit a new Allocation Request until you have cancelled any previously submitted Allocation Request, which you may do anytime before the Cutoff for the Reset Time of its scheduled implementation.

(d) The result of last Allocation Request that we implemented for you, in whole or in part, is termed your Last Allocation.

3.5    Establishing Asset Prices

(a) We establish Asset Prices based on data provided by our executing broker or our financial-information provider. An Asset Price is established by either:

       (1) Setting it equal to the price at which our broker informs us that Primary Contracts (including so-called "mini" Primary Contracts) were bought or sold in our Hedging Trade. Our Hedging Trade is executed at, or within a short time after, a Reset Time and is designed to replicate as closely as possible the change in the net aggregate Asset Positions for that Reset Time of all investors who have submitted Allocation Requests involving the Asset; or,

       (2) If a Hedging Trade is filled at more than one price, setting it equal to the weighted average of the prices at which our broker informs us that Primary Contracts, including minis, were bought or sold; or,

       (3) If no Hedging Trade is required, setting it equal to the price for the Primary Contract at the Reset Time, as provided by our broker or our financial-information provider.

(b)    Asset Prices are in the currency in which the Asset is denominated.

3.6    MarketPlus Fees

(a) We charge an Indexing Fee of 1.25% annual rate on each Asset Position and an Indexing Fee of 0.00% annual rate on your Cash Allocation. We accrue the Indexing Fees at the end of each calendar day at the daily equivalent of the annual rate.

(b) We charge a Reset Fee whenever your Last Allocation "opens" an Asset Position, as measured by an increase in Asset Units. Asset Units equal the Asset Position divided by the Asset Price at the time of the implementation. The Reset Fee equals: (1) 0.02% times (2) the increase in Asset Units for either a Direct or Inverse Asset Position times (3) the Asset Price at the time of the implementation. If the Asset Price is not in US$, we convert the Reset Fee to US$ using the foreign-exchange rate at the time of determination.

3.7    Calculating Indexed Gain/Loss

(a) For Cash, we calculate Indexed Gain/Loss as the cumulative daily product, from the day after the day of the Last Allocation through the current day, of (1) the previous end-of-day Cash Allocation times (2) the daily Short-Term Rate less the daily Indexing Fee. The Short-Term Rate is the interest rate on 13-week U.S. Treasury bills as of the date of the latest U.S. Treasury auction. We update the Short-Term Rate on the third Business Day of each week.

(b)    For each Asset, we calculate Indexed Gain/Loss as follows:

       Indexed Gain/Loss = Asset Allocation x TR - Indexing Fee - Reset Fee

       where: TR is the Total Return on an Asset Allocation, which is the sum of:

       (1) The cumulative daily Short-Term Rate from the day after the day of the Last Allocation through the current day, plus

       (2) The product of (A) the difference between: (i) the Asset Price at the current time divided by the Asset Price at the last Asset Allocation implementation and (ii) the number one; and, (B) the Multiple. If the Asset Price is not in US$, we adjust for the foreign-exchange rate (expressed in local currency per US$) by further multiplying the product of (1) and (2) by the ratio of (A) the spot exchange rate we used to determine our Hedging Trade in establishing the Asset Positions to (B) the spot exchange rate at the time of determination.

3.8    Calculating Your Asset Balances, Cash Balance, and MarketPlus Balance

(a) At any time for an Asset, its Asset Balance equals the Asset Allocation in the Last Allocation plus its accrued Indexed Gain/Loss. For Cash, the Cash Balance equals the current Cash Allocation plus its accrued Indexed Gain/Loss.

(b) Your MarketPlus Balance is equal to the sum of the Asset Balances and the Cash Balance.

3.9    Implementing an Allocation Request

(a) After the Cutoff but before the Reset Time, using prices and Asset-trading-status data from the financial-information provider, we:

       (1) Determine if a "serial" implementation is required for your Allocation Request. A serial implementation is required if an Asset in your Allocation Request is "restricted," and we cannot hedge that Asset because:

           (A) It is not trading, including in so-called "extended" or after-hours trading, or halted in trading;

           (B) It is trading at a limit-price move;

           (C) It does not have a "last price" or a bid and ask price; or,

           (D) Its last three reported prices fail either our "accuracy" or "temporal" validation. An "accuracy" failure occurs if the prices are not all within an allowable range; a "temporal" failure occurs if any price is more than 40 seconds older than any other price; or

       (2) If at least one Asset in your Allocation Request is not restricted, use the most recent valid prices to calculate your current Cash Balance, Asset Balances, and MarketPlus Balance and your requested Cash Allocation, Asset Allocations, and Asset Positions; and,

       (3) Calculate our required Hedging Trade and instruct the broker to execute it on our behalf at a time as close as possible to, but not before, the Reset Time.

(b) If, when we calculated our Hedging Trade, a serial implementation was not required, and subsequently the broker buys or sells the required number of Primary Contracts to complete our Hedging Trade, then we implement your Allocation Request by:

       (1) Calculating your MarketPlus Balance at the Reset Time based on the Asset Prices determined in accordance with Section 3.5; and

       (2) Applying your Allocation Request to the MarketPlus Balance and determining your new Asset Allocations, Asset Positions, Asset Units, and your new Cash Allocation.

(c) If one or more, but not all, Assets in your Allocation Request were restricted, then the Asset Position for each restricted Asset will not be established until the first Reset Time when the Asset no longer is restricted. In executing a serial implementation, we:

       (1) First, implement any "closing" Asset Allocations ("CAAs", which are Asset Allocation requests that are less than the current Asset Balance), including reducing the Cash Allocation, before implementing any "opening" Asset Allocations ("OAAs", which are Asset Allocation requests that are equal to or greater that the current Asset Balance);

       (2) Allocate the amounts realized from each CAA and from the Cash Balance, if possible, to implement OAAs, either at the current or a subsequent Reset Time;

       (3) In a CAA involving Cash, ensure that your final Cash Allocation is not less than the amount you requested;

       (4) Ensure that Asset Allocation implementations do not exceed the amount originally requested. Thus, if an OAA is implemented over several Reset Times, any Indexed Gain/Loss at a subsequent Reset Time is taken into account in effecting your requested Asset Allocation, and a new Asset Price is established (just as though you had newly submitted the original Asset Allocation request);

       (5) If the amount required to fully implement more than one OAA exceeds the amount by which the current Cash Allocation exceeds the requested Cash Allocation, then we implement the OAAs in proportion to their remaining, unimplemented, Asset Allocations. Thus, an Asset Allocation implementation may result in an amount less than that requested but not greater; and,

       (6) Once the last CAA has been implemented, we implement the remaining OAAs at the first Reset Time when one or more of those Assets are not restricted.

(d) If the broker is unable to buy or sell the required number of Primary Contracts for a particular Asset in the Hedging Trade (a "partial fill"), your security may be subject to a "partial" implementation. All Allocation Requests that are not affected by the partial fill are implemented as described in Sections 3.9(b) and (c). Allocation Requests affected by a partial fill are implemented as follows:

       (1) For any Asset in an Allocation Request where the requested change in Asset Units reduced the size of the corresponding Hedging Trade, we fully implement the requested Asset Allocation, Asset Position, and Asset Units;

       (2) For Assets in Allocation Requests where the change in Asset Units increased the size of the corresponding Hedging Trade, we allocate Asset Units in an amount equal to the sum of the change in Asset Units established in Section 3.9(d)(1) and the Asset-Units-equivalent of the partial fill (this sum being the "available units") as follows:

          (A) We give first priority to Assets in Allocation Requests that reduced their Asset Units, including the closing leg in reversing an Asset Position from Direct to Inverse or vice versa ("closing moves"). For these Assets, we implement the Asset Allocation and establish the new Asset Position and Asset Units as follows. If the total of the change in Asset Units from all closing moves (this total being the "requested closing units") is less than the available units, then we fully implement the closing moves. If not, then we implement an Asset Position for each such Asset that is the same percentage of your requested Asset Position that the available units are to the requested closing units;

          (B) If the available units exceed the requested closing units (such excess being the "available opening units"), for Assets in Allocation Requests that increased their Asset Units, including the opening leg in reversing an Asset Position from Direct to Inverse or vice versa ("opening moves"), we implement those Allocation Requests by establishing an Asset Position that is the same percentage of the requested Asset Position that the available opening units is to the total of the change in Asset Units from all opening moves;

          (C) Whenever we implement a partial Asset Position, we reduce the Multiple request associated with the Asset to reflect the partial Asset Position. If the new Multiple would be less than absolute 1.00, we set it to +1.00 or -1.00 (as appropriate) and set the Asset Allocation equal to the implemented Asset Position;

       (3) We then resubmit for the next Reset Time all Allocation Requests affected by the partial fill.

(e) If, within 20-minutes following the Reset Time at which we were to implement your Allocation Request, we are--for any reason--unable to establish any Asset Price in accordance with Section 3.5, then an Implementation Halt will be in effect for your contract. Until such time as we are able to establish all Asset Prices and implement your Allocation Request, you cannot:

       (1) Submit a new Allocation Request; or,

       (2) In accordance with Article IV, make an additional investment or request a redemption or termination.

3.10   Stop-Loss Allocation

(a) The effective Multiple of a security at any time is (1) the sum of the current value of all Asset Positions divided by (2) the MarketPlus Balance. The current value of an Asset Position is equal to the Asset Units times the current Asset Price.

(b) If, at the Cutoff for any Reset Time: (1) the effective Multiple of your security equals or exceeds 4.00; or, (2) the Asset Balance of one or more Assets is negative (that is, an Asset's Indexed Loss exceeds its Asset Allocation); and, (3) you have no pending Allocation Request, then we will automatically resubmit your last Allocation Request for implementation at that Reset Time (such submission being termed a Stop-Loss Allocation).

(c) We have no liability to you for implementing or failing to implement a Stop-Loss Allocation.

3.11   "Rolling" to a New Primary Contract

(a) For the purposes of this Agreement: (1) the process of designating an equivalent but later-maturing futures contract (the "next contract") to replace the expiring Primary Contract will be referred to as "rolling" the Primary Contract, and (2) a Primary Contract's "first delivery day" is the earliest date on which delivery or final cash settlement can occur.

(b) At a time following the first Reset Time on the first Trading Day after the first to occur of (1) the daily volume in the next contract exceeding that of the expiring Primary Contract or (2) three Trading Days before the first delivery day, we will roll the Primary Contract. The roll will occur no earlier than 14 calendar days before a Primary Contract's first delivery day.

(c) At the time we roll the Primary Contract, based on the prices in a calendar spread trade of the expiring Primary Contract and the new Primary Contract, we will establish an "old" Asset Price and a "new" Asset Price.

(d) Upon rolling a Primary Contract, we implement a "roll" Allocation Request for your security if you have an Asset Allocation whose Primary Contract is being rolled. We implement the roll Allocation Request by setting the Asset Allocation equal to the Asset Balance based on an Indexed Gain/Loss using the old Asset Price, establishing a Multiple that leaves the Asset Position unchanged, and calculating new Asset Units equal to the Asset Position divided by the new Asset Price.

(e) If your Last Allocation includes an Asset that is rolling to a new Primary Contract, then an Implementation Halt will be in effect during the period beginning when we instruct our broker to complete the calendar spread trade and ending when the broker notifies us of the prices at which it was completed.

3.12   Discontinuing an Asset

       If we decide to discontinue offering an Asset, we will notify you of the date on which it no longer can be included in an Allocation Request. If, at the Cutoff for the first Reset Time on the date we discontinue the Asset, your Last Allocation includes the discontinued Asset, we will resubmit your last Allocation Request with a zero percent allocation to the discontinued Asset.

3.13   End of Day

(a) We credit investments to securities at the end of Business Days and perform system updates at the end of each calendar day. For the purpose of this Agreement, the end of a day occurs at 16:55 ET and the new day begins at 16:56 ET.

(b) To determine your MarketPlus Balance at the end of a Trading Day, we use futures and exchange-rate "settlement" prices provided by the broker. All of these prices typically are not available until midnight ET or shortly thereafter. Once the system receives these prices, it uses them to calculate your end-of-day MarketPlus Balance, which the security trustee uses in carrying out its credit-support responsibilities.

       If, during the Trading Day, we implement an Asset Position for an Asset denominated in other than U.S. dollars, and:

       (1) Its previous Asset Position was not zero; and,

       (2) At the end of that Trading Day, the broker's settlement exchange rate for the Asset's currency differs from the exchange rate we used in calculating the Asset's Indexed Gain/Loss;

       then, we adjust the Indexed Gain/Loss to reflect the settlement exchange rate and adjust your Cash Allocation to reflect the difference, either positive or negative. If, for any reason, we are unable to obtain the required broker's settlement exchange rate, then an Implementation Halt will be in effect for your contract until we receive the settlement exchange rate.

ARTICLE IV -- INVESTMENTS, REDEMPTIONS, AND TERMINATIONS

4.1    Additional Investments

(a) To make an additional investment, you must use the website to notify us of the amount and the date on which you will wire the funds. Additional investments may be subject to minimums that we set from time to time for administrative convenience and about which we will notify you.

(b) If we accept your additional investment, at the end of the Business Day on which we receive good funds from you, we will credit your Cash Allocation with the amount of the additional investment. If we determine that the funds are not acceptable, we return them without interest to your Designated Account.

4.2    Redemptions

(a) To redeem funds from your security, you must use the website to notify us of the amount to be redeemed.

(b) Upon submitting a redemption request, the redemption amount first will reduce Cash Indexed Gain/Loss and then will reduce the Cash Allocation. A redemption will not be allowed that would result in a negative Cash

       Allocation or that would reduce your MarketPlus Balance to an amount less than the minimum, which we set from time to time for administrative convenience and about which we will notify you.

(c) We wire each redemption, less a wire charge of $20, to your Designated Account no later than the Business Day following the day we receive your request.

(d) Redemptions may be subject to minimums that we set from time to time for administrative convenience and about which we will notify you, but any such minimums will not apply to redemptions to pay fees to your adviser in accordance with Section 5.2.

4.3    Termination

(a) To terminate your security and redeem your MarketPlus Balance in full, you must use the website to instruct us to terminate your security. Your security will then be moved to a 100% Cash Allocation beginning at the first Reset Time following your termination instruction. The termination time will be at the end of the day on which the 100% Cash Allocation has been completed.

(b) We may terminate your security at our sole discretion and without cause by notifying you and the trustee of such decision. Your security will then be moved to a 100% Cash Allocation beginning at the first Reset Time following our notice of termination. The termination time will be at end of the tenth Business Day following issuance of the notice, or at the end of the day on which the 100% Cash Allocation has been completed, if later. We may, in our sole discretion, revoke the termination notice by notifying you that we have done so.

(c) No later than the Business Day following the termination time, we wire your final MarketPlus Balance to your Designated Account, less a wire charge of $20.

(d) Upon redeeming the MarketPlus Balance in accordance with this Section, you cease to be an investor under this Agreement. If you initiated the termination and so request, your user identification number and security number will be retained for you for six months.

ARTICLE V -- ADVISERS

5.1    Designating an Adviser

(a) You may designate a registered investment adviser to act as your agent and attorney-in-fact to submit Allocation Requests and generally to take actions concerning your security that you would otherwise be entitled to take, except for designating a Designated Account. You may designate an adviser by delivering to us an executed power of attorney on a form available on the website.

(b) An adviser who wishes to manage MarketPlus securities for clients must first complete and submit the on-line MarketPlus application. After vetting the application, we will notify the adviser whether it has been approved. If approved, we will provide the adviser with a user number and password to access the website.

(c) We treat an approved adviser as the investor under this Agreement except for purposes of Sections 4.2 and 4.3 until you notify us of revocation of the power of attorney. If you appoint an adviser, you acknowledge that we have no duty to monitor the adviser's Allocation Requests.

(d) We are entitled to assume that your adviser has full and unrestricted power and authority to provide instructions in accordance with this Agreement, and you agree that we have no liability from executing instructions given by the adviser.

5.2    Paying Advisory Fees

(a) An adviser so authorized by the power of attorney may redeem funds from your security for periodic advisory fees.

(b) The adviser initiates a fee redemption by completing a screen on the website, which notifies you and us of the request and automatically redeems the fee amount from your Cash Allocation.

(c) The system will not allow an adviser to complete the fee redemption for any client if:

       (1) Doing so will cause the client's Cash Balance to become negative by an amount greater than 5% of the MarketPlus Balance; or,

       (2) An Allocation Request is pending for the client's security.

(d) Upon receiving the adviser's fee redemption request, we wire the amount requested, less a wire-transfer fee of $20, to the account designated by the adviser.

(e) If, as a result of an advisory-fee redemption, your Cash Balance is negative, it will be charged at the daily equivalent of the Short-Term Rate.

(f)    We have no duty to calculate or verify the amount of the advisory fee.

ARTICLE VI -- CONFIRMATIONS AND STATEMENTS

6.1    Confirmations

(a) We promptly send you and your adviser, if you have one, email confirmations of investments into your security, redemptions, and Stop-Loss Allocations. Unless you or your adviser objects within 10 days after notification, the information in each confirmation will be conclusive and binding upon you, absent manifest error.

(b) An Allocation Request is confirmed by its appearance on the website as your "Last Allocation." All Allocation Requests are retained in magnetic storage and are available for you and your advisers and other agents to view or download from the website. The Allocation Requests contain information about the assets selected, each asset's percent allocation, Multiple, and the Asset Price received.

6.2    Monthly Statements

(a) Monthly statements of activity in your contract are available on the website and can be viewed, downloaded in text format, and printed. When accessed during a month, the monthly statement displays the activity from the beginning of the month through the previous end-of-day. Statements are available for each month since the inception of your contract.

(b) The monthly statement lists (1) each Allocation Request implemented during the month along with the MarketPlus fees, Indexed Gain/Loss, and MarketPlus Balance at the time of the implementation, (2) the MarketPlus Balance as of the end of the last day of the current and preceding month, (3) cumulative MarketPlus fees and Indexed Gain/Loss for the current month and year to date, and (4) investments and redemptions for the current month.

(c) Unless you notify us of an objection within 30 days, the information in the monthly statement will be conclusive and binding upon you, absent manifest error.

6.3   Agreement to Electronic Delivery

      In your MarketPlus application, you will be required to agree to accept electronic delivery of this prospectus and all confirmations. You also will be required to acknowledge and agree that your monthly statements of activity will be available only electronically from your MarketPlus website.

ARTICLE VII -- LIMITATION OF LIABILITY

7.1   General Limits of Liability

      We agree to perform our obligations under this Agreement subject to the following express terms and conditions:

      (1) We undertake to perform only such duties as are specifically set out in this Agreement, and no implied covenants or obligations, fiduciary or otherwise, are to be read into this Agreement against us.

      (2) In the absence of bad faith, we are protected in acting or refraining from acting on any communication or document reasonably believed by us to be genuine and correct and to have been signed or sent by the proper person or persons. Any action we take or do not take in good faith under this Agreement upon the request or authority or consent of an agent for, or adviser to, you is conclusive and binding upon you. We are not bound to recognize anyone as an investor who is not the registered investor under this Agreement (or the adviser of such investor) as shown in our books and records.

      (3) Our immunities and exceptions from liability extend to our officers, directors, employees, and service providers.

7.2   No Consequential Damages

      We will not be liable in any circumstances for special, indirect, or consequential damages.

7.3   System Halts

(a) A System Halt will be in effect if, due to an event beyond our control, we are unable to calculate or execute our Hedging Trade. Such events include, but are not limited to, acts of God, disruption of essential services at the broker or the financial-information provider, or the breakdown or failure of computer systems or our Internet access.

(b) A System Halt also is in effect upon the failure of any of the validity checks the system performs in determining the Hedging Trade and after implementing one or more Allocation Requests.

(c) Additionally, a System Halt will be in effect with respect to our Hedging Trade or in effecting a roll in accordance with Section 3.11 if:

      (1) We do not receive from the broker an electronic confirmation of receipt of an order within 50 seconds after submitting that order,

      (2) We cancel all or part of a trade and do not receive broker confirmation within 20 minutes after the Reset Time, or

      (3) The broker gives us a fill price that is significantly outside the range of prices at which the asset traded following the Reset Time, as reported by the financial-information provider.

(d) Finally, a System Halt will be in effect if we fail to receive from the broker by 5:00 P.M. ET the settlement foreign exchange rates for the previous day's hedging activity.

(e) If a System Halt is in effect, we will not implement any Allocation Requests until the System Halt no longer is in effect.

(f) We will have no liability whatsoever for any losses that you incur arising out of any action that we take or do not take in accordance with the terms of this Section 7.3.

7.4    Subsequent Hedging Trade Corrections

       If a futures exchange cancels all or any portion of a Hedging Trade that was previously reported to us as executed and such cancellation, if known at the time we implemented Allocation Requests for that Reset Time, would have resulted in a partial implementation for your security, we will make appropriate adjustments to your security to correct for the cancellation. We will not, however, be required to make adjustments to your security that are inconsistent with the rights you would have if you were dealing directly with the broker or the futures exchange.

7.5    Security Fully Paid

       In no event will you have any obligation to invest additional funds, even if Indexed Losses cause your MarketPlus Balance to be less than zero.

ARTICLE VIII -- YOUR DEFAULT AND REMEDIES

8.1    Bankruptcy Event

       An event of default exists if a "bankruptcy event" occurs. A bankruptcy event means the occurrence of any of the following events:

       (1) If you are a legal entity, you are dissolved;

       (2) If you are a person or a legal entity, you:

            (A) Become insolvent or fail or are unable or admit in writing your inability to pay your debts as they become due;

            (B) Make a general assignment, arrangement, or composition with or for the benefit of your creditors;

            (C) Institute or have instituted against you a proceeding
                under any bankruptcy, insolvency, or other similar law affecting creditors' rights, or a petition is presented or a proceeding is commenced for your winding-up, receivership, conservatorship, or liquidation;

            (D) Have a resolution passed for your winding-up,
                receivership, conservatorship, or liquidation;

            (E) Seek or become subject to the appointment of an
                administrator, receiver, conservator, trustee, custodian, or other similar official for you or for all or substantially all of your assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause has occurred and is continuing);

            (F) Suffer an event to occur which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (f) inclusive; or

            (G) Take any action in furtherance of, or indicating your
                consent to, approval of, or acquiescence in, any of the foregoing acts.

8.2    Remedies

       Upon the occurrence of an event of default with respect to you and our receipt of oral or written notice thereof, we may in our sole discretion treat the notice as a termination request from you and may immediately terminate your security.

8.3    Intent

(a) You understand and agree that you, we, or both could be subjected to significant losses upon the occurrence of an event of default with respect to you if, under applicable law, such an occurrence were to stay, bar, enjoin, or otherwise impair our ability to terminate your security or determine and redeem your MarketPlus Balance under the terms of this Agreement.

(b) Accordingly, you agree to terminate your security before taking any action that would result in the occurrence of an event of default with respect to you, and you irrevocably instruct us to terminate your security immediately upon our receipt of notice of the occurrence of an event of default with respect to you.

(c) You further understand, intend, and agree that, solely for the purposes of all debtor laws (as defined below), the MarketPlus security is a "Qualified Financial Contract" within the meaning of Title 12 of the United States Code or a "securities contract," "commodities contract," "forward contract," "repurchase agreement," or "swap agreement" within the meaning of Title 11 of the United States Code and, in any event, we mutually intend that the termination of your security upon the occurrence of an event of default with respect to you shall not be stayed, avoided, or otherwise limited by operation of any "debtor laws" or by order of any court or administrative agency in any proceeding under any debtor laws. "Debtor laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, receivership, insolvency, dissolution, or similar laws.

ARTICLE IX -- AMENDMENT

9.1    Amendment By Us With Prior Notice To You

       On 10 Business Days' written notice to you, or shorter notice if required for legal or regulatory reasons, we may amend this Agreement for any purpose. No such amendment will retroactively affect your rights, duties, or liabilities under this Agreement. If you continue to maintain a security after an amendment takes effect, you will be considered to have accepted the amendment.

9.2    Actions Not Requiring Amendment

       We may from time to time, in our discretion, change any minimum investment or redemption or waive those requirements without prior notice to you and without your consent. We will, however, notify you of any such change.

ARTICLE X -- MISCELLANEOUS

10.1   Governing Law

       This Agreement and the securities shall be governed by and construed in accordance with the laws of California without regard to that state's choice-of-law rules.

10.2   Notices

(a) Unless otherwise specified in this Agreement, you must email any notice, request, or demand to us at: mailto:mplusadmin@champion-sf.com or to such other email address as we may designate.

(b) In communicating with you, we use the email address that you designated in your MarketPlus application or by subsequent change in your data file.

(c) Investors and advisers are responsible for keeping their personal data current on our website.

10.3   Confidentiality

(a) We will take reasonable precautions to protect the confidentiality of your Allocation Requests, subject to any statutory, regulatory, or judicial request or order to disclose such information. We reserve the right to publish the historical results of the securities in an aggregate format or in any other format that protects the confidentiality of your Allocation Request decisions.

(b) We may not use your Allocation Requests to establish Allocation Requests for any other security, or for any other commercial purpose, without your or your adviser's prior written consent.

10.4   Restrictions on Transfer

(a) Neither your security nor any interest in it may be sold, transferred, assigned, pledged, or otherwise hypothecated or disposed of except by redemption or termination in accordance with this Agreement. No person or entity will be an investor in a MarketPlus security unless and until they have been approved in accordance with Section 2.1.

(b) If we receive valid notice of an investor's death, incapacity, dissolution, or termination, or the divorce of a married couple holding a security as community property, tenants in common, or joint tenants, we will implement an all-Cash Allocation in the investor's security(s) at the next Reset Time.

10.5   Survival

       Your representations, warranties, and covenants contained in the MarketPlus application are incorporated fully by reference in this Agreement. The representations, warranties, and covenants of each party to this Agreement shall survive the termination of this Agreement.

10.6   Waivers

       No failure or delay on our part in exercising any right will operate as a waiver of that right, nor will any single or partial exercise of such a right preclude any other or further exercise of it or of any other right. No notice or demand by us in any case will constitute a waiver of the right to take other action in the same, similar, or other instances without notice or demand nor will the waiver of any right in any circumstance constitute a waiver of the same or any other right in any other instance or circumstance.

10.7   Rights and Remedies Cumulative

       No right or remedy that this Agreement confers on, or reserves to, us is intended to be exclusive of any other right or remedy. Every right or remedy will, to the extent permitted by law, be in addition to every other right and remedy under this Agreement or now or hereafter existing at law or in equity or otherwise.

10.8   Arbitration; Attorney's Fees and Costs

       Any controversy or claim arising out of or relating to this Agreement, the application, or the MarketPlus security must be determined by arbitration in accordance with the Securities Arbitration Rules of the American Arbitration Association. Judgment upon any award rendered may be entered in any court of appropriate jurisdiction. The prevailing party will be entitled to recover from the losing party all reasonable costs and expenses incurred in connection with any arbitration proceeding or legal action relating to such matters, including, without limitation, attorney's fees and arbitration or court costs.

10.9   Tax Treatment of Security

       You and we mutually agree that neither of us intends to treat the security as an equity interest in MarketPlus Capital Company LLC for federal income tax purposes.

10.10  Assent to Terms of Trust Agreement

       Your transfer of funds for the purchase of a MarketPlus security will constitute, without any signature or further manifestation of assent,
       (a) your unconditional acceptance of all the terms of this Agreement and those terms of the MarketPlus Trust Agreement that apply to you as an investor, and (b) your appointment of the trustee as your agent to the extent necessary to effectuate the purposes of the MarketPlus Trust Agreement.

                                  Appendix E

                          MarketPlus TRUST AGREEMENT
-------------------------------------------------------------------------------

This Agreement is entered into as of ___________________, 2002, between ______________________________, as trustee, MARKETPLUS CAPITAL COMPANY LLC, a Delaware limited liability company (the "issuer"), and CHAMPION SECURITIES, A LIMITED PARTNERSHIP, formed under the laws of the State of California ("Champion").

                                  Background

The issuer was formed as a single-purpose entity to issue, in a continuous public offering, hybrid securities known as MarketPlus securities (the "securities") as described in the prospectus and in the MarketPlus Agreement attached to the prospectus. The issuer has entered into a License and Service Agreement with Champion under which the latter will provide intellectual property, technical support, and other services to the issuer, including maintenance of the MarketPlus computer system (the "system") that will perform the computations and maintain all records and other information essential to the offering.

For the benefit of the purchasers of the securities (the "investors"), the issuer wishes to place the proceeds of sales of the securities into two or more accounts (the "Hedging Accounts"), the combined market value of which is intended to equal or exceed at all times the current value of the securities owned by the Investors. The issuer desires to engage _______________________ _____________to act as trustee for the following purposes:

o To receive all proceeds of sales of the securities, retain the majority of those proceeds in a trust account (which will constitute one of the Hedging Accounts), and invest those funds in short-term money-market instruments;

o To transfer a portion of those proceeds to an account in the issuer's name at a broker (the "Brokerage Account"), which will constitute the second Hedging Account, and in which the trustee will hold a security interest for the benefit of the investors;

o Payment by the trustee to the investors of all partial or full redemptions of MarketPlus securities;

o Maintenance of a reserve account established by the issuer as additional security for benefit of the investors; and

o Upon the occurrence of an Event of Default (as defined in Article IX of this Agreement), liquidation of the Hedging Accounts by the trustee, distribution of the proceeds and, if necessary, a draw upon funds in the Reserve Account to pay the investors pro rata up to the value of their securities.

                                   Agreement

In consideration of the mutual promises contained in this Agreement, the parties agree:

Article I -- CERTAIN Definitions

1.1    Specific Definitions of terms

Unless the context states or implies otherwise:

(a) This Agreement means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more supplemental agreements.

(b) A Business Day is a day on which the trustee's main office and its San Francisco office are open. (c) Hedging Accounts has the meaning given in Section 4.1 of this Agreement. (d) Investor means a purchaser of a MarketPlus security whose investment has been accepted and whose current MarketPlus Balance has not been redeemed.

(e) MarketPlus computer system, MarketPlus system, or the system have the meaning given in the first paragraph under "Background" above.

(f) Permitted Investments are U.S. Treasury bills or other securities with maturities no greater than one year that are direct obligations of, or obligations directly and fully guaranteed by the full faith and credit of, the United States.

1.2    General Definitional Provisions

(a) This Agreement is made with reference to the MarketPlus Agreement. Terms, unless otherwise defined in this Agreement, have the meanings assigned to them in the MarketPlus Agreement.

(b) All references in this Agreement to designated subdivisions are to the subdivisions of this Agreement. The words "herein," "hereof," and words of similar import refer to this Agreement as a whole and not any particular subdivision.

Article II -- Appointment of Trustee; Establishment of Trust Account and Reserve Account; Security Interest in Accounts and Other Assets of issuer

2.1 The parties will establish, for the foregoing purposes and as provided in the MarketPlus Agreement, two segregated trust accounts to be held by the trustee, entitled "The MarketPlus Trust Account" and "The MarketPlus Reserve Account."

2.2    The issuer appoints ___________________________________ as trustee to hold both accounts on the terms provided herein. The trustee will perform only the duties that are specifically set forth in this Agreement.

2.3 In addition, the issuer grants, conveys, pledges, and assigns to the trustee (for its benefit and for the benefit of the investors) a continuing security interest (the "Lien") in the following property, whether now or hereafter existing or acquired (the "Collateral"):

(a) The Brokerage Account and any and all other accounts of the issuer maintained from time to time at any securities or futures broker (a "broker"), including but not limited to Refco Group Ltd., LLC, but always subordinate to customary clearing and broker's liens for commissions and costs directly related to trades made in the accounts, including amounts necessary to settle outstanding trades and transactions;

(b)    The Trust Account; (c) The Reserve Account;

(d) All cash, securities, instruments, investments, and other property from time to time credited to any of the foregoing accounts, together with all proceeds thereof, all substitutions therefore, all additions and accretions thereto, and all interest, dividends, options, and all other rights and benefits arising therefrom or attaching thereto;

(e) All claims and rights of any nature that the issuer may now have or hereafter acquire against any third party in respect of any of the Collateral or under any agreement;

(f) All products, rents, issues, profits, returns, income, and proceeds of any of the foregoing, and, to the extent not otherwise included, all payments of insurance, or any indemnity, warranty, or guaranty payable by reason of loss of, damage to, or otherwise with respect to any of the foregoing Collateral; and

(g) All books, records, data bases, information, and other property of the issuer to the extent necessary to allow the trustee to determine any amounts relating to the securities (but for no other purpose) including, without limitation, to calculate or determine accepted investments, MarketPlus Balance(s), Hedging Account values, or any matters relating to the Reserve Account.

2.4 Except as security for payment of the trustee's fees and costs, none of the security held hereunder is to be held for the benefit of any person other than the investors or, after payment of the MarketPlus Balances of all investors, the persons or entities who deposited the assets in the Reserve Account, nor is any such security to be held or applied to discharge any claim against the issuer or Champion or any other person other than claims for redemptions from or termination of currently held securities up to their MarketPlus Balances as determined by the system. No claim for rescission of any security is secured by the Lien granted to the trustee.

2.5 The trusts hereunder will have no fixed period but will continue indefinitely, unless this Agreement is terminated or amended as provided below, until termination of the offering.

Article III -- Trust Account; Receipt of New Investments in Securities

3.1 The issuer and Champion Securities Company LLC (a broker-dealer controlled by Champion, and which will act as exclusive sales agent for the offering) ("CSC") reserve the right, in their sole discretion, to reject any prospective investor or the amount of any proposed investment, whether by a new investor or by any existing investor.

3.2 Prospective new investors will send directly to CSC such completed documentation as it may require. If CSC accepts the investor and the amount of the proposed investment, it will instruct the investor to wire the funds to the trustee.

3.3 The trustee will provide instructions on its procedures and requirements for wire transfers, which will be controlling.

3.4 The trustee will maintain a list of currently accepted investors and their instructions for wire transfers of redemptions.

3.5 Initial and additional investments received from investors will be deposited and held in the Trust Account, except as funds may be needed from time to time, as provided below, to provide good-faith margin deposits or to cover shortfalls in the Brokerage Account.

Article IV -- Transfers to Brokerage Account

4.1 The Hedging Accounts of the issuer include, in addition to the Trust Account, any Brokerage Accounts held at one or more brokers for the execution of the hedging trades intended to mirror or replicate the net indexed positions of the investors. Because the issuer intends to use a single Brokerage Account, this Agreement refers to the broker and the Brokerage Account in the singular, which is understood to include the plural in the event that more than one broker or Brokerage Account is used.

4.2    On instructions from and in the sole discretion of either the issuer or
       Champion: (a) the trustee will transfer funds from the Trust Account to the Brokerage Account and (b) the trustee will accept into the Trust Account any excess funds that the broker may transfer from the Brokerage Account.

4.3 Other than the monthly fee to Champion under Article VII below, no funds from the Trust Account may be transferred other than to investors who have made valid redemption requests, to their advisers for periodic advisory fees, or to the Brokerage Account. The Brokerage Account will be subject to restrictions prohibiting withdrawals (other than for payments for brokerage commissions and other costs to settle trades) by anyone other than the trustee.

Article V -- The Reserve Account

5.1 The trustee will hold the Reserve Account as a trust account in its name for the benefit of the investors. The Reserve Account may be maintained at the trustee's office, at the broker, or at such other place as the issuer, Champion, and the trustee may agree. The issuer or Champion will arrange for the deposit of $1 million in the Reserve Account. It is contemplated that the assets in the Reserve Account will not be assets of the issuer or Champion, but will be deposited by an institution or individuals to whom Champion will pay fees for their deposits in the Reserve Account. The assets in the Reserve Account may only be applied as provided in this Agreement, the MarketPlus Agreement, or, if appropriate, a separate trust instrument to be executed by the depositors and the trustee.

5.2 Promptly after the end of each six-month period, the trustee will pay the Reserve Account depositors the interest and dividends earned in the Reserve Account during that period.

5.3 Upon termination of this Agreement or after the trustee's application of remedies on the investors' behalf as provided in Article IX of this Agreement, any remaining funds in the Reserve Account will be paid to the depositors pro rata in proportion to their initial and subsequent deposits.

5.4 If the Reserve Account is maintained at the broker, Champion may give investment instructions directly to the broker, and the trustee will have no duty to pass upon or monitor the instructions or the investments.

Article VI -- Investments in the Trust Account and the Reserve Account

6.1 The trustee will invest funds in the Trust Account and the Reserve Account solely in Permitted Investments, upon Champion's written or oral direction. In the absence of such direction, the trustee will invest in an investment-grade money-market fund, which may include any such money-market fund for which the trustee or any of its affiliates provides management services. The trustee may sell or liquidate such investments to make transfers or distributions from the Trust Account or Reserve Account in accordance with the terms of this Agreement and the MarketPlus Agreement. The trustee will not be liable for any loss from such investments or their sale or liquidation. Any interest or gain from such investments will be deposited to the account in which the investment was made. The trustee may make any such investment through its investment department (or that of any of its affiliates).

6.2 The trustee will act upon investment instructions the day that they are received, if the requests are communicated within a sufficient amount of time to allow the trustee to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received on the next Business Day, and the trustee will not be liable for any loss arising directly or indirectly, in whole or in part, from inability to invest the funds on the day the instructions are received. The trustee will not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure, or delay in making of an investment that is caused by circumstances beyond the trustee's reasonable control.

Article VII -- Monitoring of Hedging Accounts and MarketPlus Balances by Trustee; Permitted Monthly Payment to Champion

7.1 Each Business Day, the trustee will obtain the market value as of the end of the preceding Trading Day of:

(a)    The Trust Account and the Reserve Account, from the trustee's systems,

(b) The Brokerage Account, from the broker, including any accrued interest not yet reflected in the account, and

(c) The sum of the MarketPlus Balances of all investors, as well as the value of any pending redemptions not yet transferred from the Hedging Accounts, from the MarketPlus system.

7.2 For purposes of the trustee's computations, the prices of futures contracts in the Brokerage Account and in the MarketPlus Balances will be their settlement prices on the applicable day.

7.3 The trustee will obtain these values as soon as they are available from the sources stated above and will determine, based on these data, whether an Event of Default exists under Article IX of this Agreement.

7.4 The trustee has no duty to monitor, or to take into consideration in any way, changes in the MarketPlus Balances of investors due to market fluctuations, accrued interest, or other factors until those MarketPlus Balances have been reported by the system at or after 4:25 P.M. Eastern Time on a Business Day.

7.5 The trustee is entitled to rely on all statements and information provided by the system, by the issuer, by Champion, or by the broker.

7.6 By the tenth Business Day of each month, the trustee will pay to Champion the amount by which the total value of the Hedging Accounts exceeds the sum of the MarketPlus Balances of all investors as of the end of the last calendar day of the preceding month. For this purpose, the value of the Hedging Accounts will include, in addition to the market values reported in the statements for the last day of the preceding month, any additional accrued interest on the Hedging Accounts for that preceding month, as noted by the trustee from its records regarding the Trust Account or as reported in a subsequent statement from the broker regarding the Brokerage Account.

Article VIII -- Redemptions

8.1 The system will notify the trustee by email of redemptions. The trustee will withdraw the amount redeemed from the Trust Account and wire it, less the trustee's wire fee, to the investor's designated account no later than the Business Day following the day that the trustee receives the notice.

8.2 The trustee will also pay advisory fees to investors' advisers in accordance with Section 5.2 of the MarketPlus Agreement.

Article IX -- Trustee's Action Upon an Event of Default

9.1    Default

(a) An Event of Default will exist if either of the following events occurs and is continuing:

       (1) The value of the Reserve Account is less than $1 million for a period of three consecutive Business Days; or

       (2) The sum of the MarketPlus Balances of all investors exceeds the value of the Hedging Accounts by $300,000 or more for three consecutive Business Days.

(b) The trustee will notify the investors of any Event of Default. Following the occurrence of an Event of Default, the trustee will not accept any initial investments or additional investments or transfer any redemptions to investors until the default is cured or the trustee applies the remedies under Section 9.2, as appropriate.

9.2    Remedies

(a) If an Event of Default described in Section 9.1 has occurred and is continuing, the trustee will:

       (1) Terminate all the securities

       (2) Notify the broker of the Event of Default and the enforcement of the trustee's security interest in the Hedging Accounts and all the assets therein,

       (3) Instruct the broker to liquidate the Brokerage Account and pay over the amounts realized to the trustee,

       (4) Liquidate the Trust Account and,

       (5) Determine the MarketPlus Balance of each investor based on the books and records of the issuer, and

       (6) If necessary, enforce the security interest on behalf of the investors on the proceeds of any agreements to which the issuer is a party or other debts, claims, or other moneys that may at any time be paid or become payable to the issuer.

(b) The trustee will apply the funds realized first to reimburse all fees and expenses owing to the trustee and second to pay each investor its MarketPlus Balance. If the funds from the Hedging Accounts are insufficient, the trustee will draw on the Reserve Account to pay each investor its MarketPlus Balance or pro rata portion thereof. The trustee will distribute any funds remaining in the Reserve Account to such persons as may be entitled to them by reason of having deposited the funds for the purposes of this Agreement. Thereafter, the trustee will distribute any funds still remaining to Champion or such other person as may be entitled to them.

9.3    Limitation on Suits

       In no event may any person (other than the trustee to the extent provided in this Agreement) claiming through, or acting on behalf of an investor (including any arbitrator or court) exercise any of the trustee's rights or remedies under Section 9.2 or otherwise draw on the Reserve Account, proceed against any Hedging Account or any of the assets therein, liquidate any Hedging Account or any of the assets therein, terminate the securities, or cause a receiver or trustee (other than a successor trustee) to be appointed.

Article X -- Compensation and Indemnification of Trustee

10.1 Champion will pay the trustee the fees stated in the Schedule of Fees submitted under cover letter dated ______________.

10.2 If the trustee in the performance of any of its duties hereunder is required to render any services mentioned neither in the MarketPlus Agreement nor in this Agreement, Champion agrees to pay reasonable compensation for such services, except for services rendered as a result of negligence or bad faith of the trustee.

10.3 Champion will pay or reimburse the trustee upon its request for all expenses, disbursements, and advances not intended to be compensated by the schedule of fees referred to in Section 10.1 and incurred or made by the trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement, or advance as may arise from its negligence or willful misconduct. The issuer and Champion also agree to indemnify the trustee for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of the trustee, arising out of or in connection with the acceptance or administration of this trust

Article XI -- Limitation of Trustee's Responsibilities and Liabilities

11.1 The trustee accepts the trust imposed upon it by this Agreement, and agrees to perform that trust, but only on the following express terms and conditions:

(a) The trustee undertakes to perform only the duties that are specifically set forth in this Agreement, and no implied covenants or obligations, fiduciary or otherwise, will be read into this Agreement against the trustee. Upon the occurrence of an Event of Default, the trustee will exercise only the rights and powers vested in it by this Agreement and will use the same degree of care and skill in their exercise as a prudent and reasonable person would exercise under the circumstances in the conduct of that person's own affairs.

(b) No provision in this Agreement will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the trustee shall not refuse to perform its duties hereunder or under
       Section 9.2 solely as a result of Champion's failure to pay the trustee's normal fees and expenses; and provided further, however, that nothing in this Article XI shall be construed to limit the exercise by the trustee of any right or remedy permitted under this Agreement or otherwise (other than the right to initiate bankruptcy proceedings) in the event of Champion's failure to pay the trustee's fees and expenses under Article X.

(c) The trustee may retain such attorneys, accountants, agents, or receivers as may be necessary in the performance of any of its duties hereunder, and may be reimbursed for reasonable compensation to such attorneys, accountants, agents, or receivers and shall not be answerable for the misconduct of such persons selected by it with reasonable care.

(d) In the absence of bad faith on its part, the trustee will be protected in acting or refraining from acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram, or other paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action the trustee takes or permits to be taken in good faith under this Agreement upon the request or authority or consent of an agent for an investor will be conclusive and binding upon that investor. The trustee will not be bound to recognize any person as an investor unless that person is the registered investor in a MarketPlus Security (or the adviser of that investor) as shown on the books and records of the issuer.

(e) As to the existence or nonexistence of any fact or the sufficiency or validity of any instrument, document, or proceeding, and prior to the occurrence of an Event of Default, the trustee will be entitled to rely on a certificate signed by the issuer or Champion as sufficient evidence of the facts.

(f) The permissive right of the trustee to do things enumerated in this Agreement will not be construed as a duty and it shall not be answerable for other than its negligence or willful misconduct. The immunities and exceptions from liability of the trustee extend to its officers, directors, employees, and agents.

(g) At any and all reasonable times, the trustee will have the right to inspect the books and records of the issuer with respect to the securities. The trustee has the right, but not the duty, to inspect any aspect of the MarketPlus Computer System.

(h) Notwithstanding anything elsewhere in this Agreement with respect to any action by the trustee within the purview of this Agreement, the trustee will have the right, but will not be required, to demand any certificates or evidence of corporate action that it considers desirable for the purpose of establishing its rights with respect to any action that it takes.

(i) All moneys received by the trustee must, until transferred to the Brokerage Account or returned to the persons entitled to them as provided in this Agreement or the MarketPlus Agreement, be held in trust for the purposes for which they were received.

(j) Whenever acting on behalf of an investor, the trustee will act as fiduciary for the investor, and nothing in the Agreement creates or is intended to create a debtor-creditor relationship between the investor and the trustee.

(k) The trustee will maintain a set of books and records with respect to the securities (the "MarketPlus records") separate and distinct from the trustee's other records, and will hold funds in respect of investments and redemptions in an account identified in the MarketPlus records as a trust account for the exclusive benefit of the holders from whom investments were received or to whom redemptions are to be transferred.

(l) The trustee's immunities and protection from liability and its rights to payment of its fees and expenses will survive its resignation or removal.

(m) Under no circumstances will the trustee be liable in its individual capacity for the obligations evidenced by the securities, and investors must look solely to the funds and accounts held for payment thereof.

(n) The trustee makes no representations as to the validity of the securities and will incur no responsibility in respect to them, other than in connection with the duties or obligations herein. The trustee makes no representations and will have no responsibility for any official statement or other offering material prepared or distributed with respect to the securities.

(o) The trustee will not be responsible for any recital in the MarketPlus Agreement, in the prospectus, or in any of the amendments or supplements thereto or instruments of further assurance, or for the sufficiency of the security for the MarketPlus securities. The trustee will not be bound to ascertain or inquire as to the observance or performance of any covenants, conditions, or agreements on the part of the issuer or Champion with respect to the securities.

(p) The trustee will not be accountable for the use of any Security by any investor.

(q) The trustee will not be required to give any bond or surety in respect of the trusts and powers under this Agreement. (r) The trustee will not be responsible for the sufficiency of the MarketPlus Agreement, this Agreement, or its right to receive moneys under this Agreement.

(s) The trustee will not be accountable for the use or application by Champion or the broker of any funds that the trustee has released to either of them in accordance with the terms of this Agreement.

(t) The trustee will at all times act as trustee for the investors, but it has the right to rely on all reasonable instructions from the issuer or from Champion.

Article XII -- Resignation or Removal of Trustee; Appointment of Successor

12.1 The trustee may resign at any time upon giving at least 90-days written notice to Champion and to all current investors, but no such resignation will be effective until a successor trustee's appointment. If the trustee resigns, it will, if requested, use its best efforts to assist in obtaining a successor. If no successor has been appointed within 90 days after written notice of the trustee's election to resign, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

12.2 The issuer may remove any trustee unless an Event of Default has occurred and is continuing, and must remove the trustee if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or its property are appointed, or any public officer takes control or charge of the trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation; in each case by giving at least 30 days written notice of removal to the trustee and all current investors and thereupon appointing a successor trustee by an instrument in writing.

12.3 The successor trustee must execute and deliver to the issuer and to the predecessor trustee an instrument accepting the appointment and it will, upon transfer to it of the Trust Account and, if applicable, the Reserve Account, and without further acts, be vested with all the properties, rights, powers, and duties of the predecessor trustee. Nevertheless, at the request of the issuer or the request of the successor trustee, the predecessor trustee must execute and deliver any instruments of conveyance or further assurance and do such other things as may reasonably be required for more fully and certainly vesting in and confirming to the successor trustee all the right, title, and interest of the predecessor trustee in any property held under this Agreement and must assign and transfer to the successor trustee any money or other property subject to the trusts and conditions herein set forth. The predecessor trustee thereupon will be discharged from any further duties and liability under this Agreement.

12.4 Upon request of the successor trustee, the issuer will execute and deliver any instruments as may be reasonably required for more fully and certainly vesting in and confirming to the successor all such moneys, estates, properties, rights, powers, trusts and obligations.

12.5 The trustee's rights to indemnification and to payment of its fees and expenses will survive its resignation or removal, or the final payment of any monies owed by the issuer to the investors or any other persons.

12.6 Any successor trustee, however appointed, must be a bank or trust company having a combined capital and surplus of at least $50,000,000 if such an institution is willing, able, and legally qualified to perform the duties of the trustee on reasonable or customary terms.

12.7 Any company into which the trustee is merged or converted or with which it is consolidated, any company resulting from any merger, conversion, or consolidation to which it is a party, or any company to which the trustee may sell or transfer all or substantially all of its corporate trust business, provided that such company is eligible under the preceding paragraph, will be the successor to the trustee without the execution of any paper or any further act.

Article XIII -- Termination or Amendment

13.1 This Agreement and the trusts created hereunder will terminate upon cessation of the offering of the securities. If any securities are outstanding at that time, the provisions of this Agreement except those concerning new investments will continue in effect until all investors have received their MarketPlus Balances or until all security held by the trustee to secure those MarketPlus Balances has been exhausted.

13.2 The parties may amend their fee agreement or any other provision hereof which the trustee deems not material to the investors without notice to the investors.

13.3 Champion may elect to amend this Agreement in any other respect or to terminate it and the trusts created hereunder upon 10 days notice to all investors, unless an Event of Default has occurred and is continuing. As to any redemption requested within 10 days following such notice, the provisions hereof will continue until the request has been satisfied or until all security held by the trustee to secure the MarketPlus Balances has been exhausted.

Article XIV -- Due Authority

The persons signing on their behalf certify that: the issuer and Champion are duly formed, validly existing, and in good standing under the laws of the states of their formation; the offering and the execution, delivery, and performance of all transactions contemplated thereby (including, without limitation, this Agreement) have been duly authorized and will not result in a breach of or constitute a default under any agreement or instrument to which either is a party or is bound; this Agreement has been duly executed and delivered and constitutes a binding obligation; to the best of their knowledge the offering will comply in all material respects with the applicable requirements of law; and to the best of their knowledge no litigation is pending or threatened as of the date hereof in connection with the offering or any other matter.

Article XV -- Arbitration, Fees, and Costs

Any controversy or claim between the parties to this Agreement arising out of or relating to this Agreement, the MarketPlus Agreement, or the securities will be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Hearings will be in San Francisco, California. Judgment upon any award rendered may be entered in any court of competent jurisdiction. The prevailing party will be entitled to re-cover from the losing party all reasonable costs and expenses incurred in connection with any arbitration proceeding or legal action relating to such matters, including, without limitation, attorney's fees and arbitration or court costs.

Article XVI -- Miscellaneous

16.1   Governing Law

       This agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts made in California between parties domiciled in that state.

16.2   Severability

       If any provision of this Agreement is held illegal, invalid, or unenforceable, this Agreement will be construed and enforced as if that provision had not been included.

16.3   Successors and Assigns.

       All terms of this Agreement are binding on and inure to the benefit of the transferees, successors, and assigns of the parties; provided, however, that this Agreement and the rights and obligations of the parties may not be assigned or delegated without the prior written consent of the other parties to this Agreement.

16.4   Exclusive Benefit of Parties and Enumerated Beneficiaries.

       Nothing in this Agreement may be construed to give any person or entity other than the trustee, the investors, the issuer, Champion, the depositors in the Reserve Account, and their successors and assigns any legal or equitable right or remedy; this Agreement is for the exclusive benefit of the persons and entities named in this sentence.

16.5   Counterparts.

       This Agreement may be executed in counterparts, which taken together will constitute one instrument.

16.6   Captions.

       The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

16.7   Waiver and Modification.

       No waiver of any term or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, will be construed as a further or continuing waiver of any such term or condition. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

16.8   Correspondence and Notices.

       Other than as may have been specified in this Agreement, neither the issuer nor Champion intend that any of its mail or other correspondence will ordinarily be received or processed by the trustee. The trustee, however, is authorized and directed to accept and open any correspondence directed to Champion or the issuer in the trustee's care and to immediately forward it by fax.

       Any notices under this agreement must be given in writing by personal delivery, U.S. mail, fax, or email directed as follows:



       ___________________________________     MarketPlus Capital Company, LLC
       Corporate Trust Services Department
       ___________________________________     _______________________________
       ___________________________________     _______________________________

       Fax: (415) ____-_______                Fax: (415) ____-___________

                                              Champion Securities, a limited
                                              partnership
                                              3145 Geary Boulevard, Suite 623
                                              San Francisco, CA 94118
                                              Fax: (415) 464-4585
                                              mplusadmin@champion-sf.com

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.



   _________________________, Trustee       MARKETPLUS CAPITAL COMPANY LLC

   By: ______________________________       By ______________________________
                                               Basil R. Twist, Jr., President
   Name: ____________________________
                                            And _____________________________
   Title: ___________________________           Kent N. Mastores, Secretary



                                            CHAMPION SECURITIES, A LIMITED
                                            PARTNERSHIP

                                            By its General Partner,

                                            MMA FINANCIAL SERVICES, INC.

                                            By ______________________________

                                                Robert R. Champion, President

                                            And _____________________________

                                                Basil R. Twist, Jr., Secretary


                                                      Appendix F

                                                  Certain definitions
---------------------------------------------------------------------------------------------------------------------

Here are certain defined terms that we use in the prospectus, the MarketPlus Agreement, and the MarketPlus Trust
Agreement. You should refer to those documents for a full description of these terms.

--------------------  ----------------------------------------------------------------------------------  -----------
         Term                                            Definition                                          Page
--------------------  ----------------------------------------------------------------------------------  -----------
Allocation            Request A selection of Assets, percent of MarketPlus Balance allocated to each           17
                      Asset, and a Multiple for each Asset submitted for implementation at a Reset
                      Time.
--------------------  ----------------------------------------------------------------------------------  -----------
Asset                 The Primary Contract of an exchange-traded futures contract on an underlying             16
                      cash-market asset such as a stock index, debt instrument, currency, or physical commodity.
--------------------  ----------------------------------------------------------------------------------  -----------
Asset Allocation      The dollar amount of the MarketPlus Balance indexed to an Asset.                         17
--------------------  ----------------------------------------------------------------------------------  -----------
Asset Balance         Equals the Asset Allocation in the Last Allocation plus its accrued Indexed              20
                      Gain/Loss.
--------------------  ----------------------------------------------------------------------------------  -----------
Asset Position        Equals the Asset Allocation multiplied by the absolute value of the Multiple.            17
--------------------  ----------------------------------------------------------------------------------  -----------
Asset Price           The price of an Asset established in implementing an Asset Position, expressed           18
                      in the currency in which the Asset is denominated.
--------------------  ----------------------------------------------------------------------------------  -----------
Asset Units           Equals the Asset Position divided by the Asset Price.                                    19
--------------------  ----------------------------------------------------------------------------------  -----------
Brokerage Account     An account in our name at the broker in which we execute Hedging Trades in the           29
                      futures market and in which the Trustee holds a security interest for the benefit of MarketPlus investors.
--------------------  ----------------------------------------------------------------------------------  -----------
Business Day          A day on which the trustee's main office and its San Francisco office are both           25
                      open for business.
--------------------  ----------------------------------------------------------------------------------  -----------
Cash                  An index that grows at our Short-Term Rate.                                              16
--------------------  ----------------------------------------------------------------------------------  -----------
Cash Allocation       The dollar amount of the MarketPlus Balance indexed to Cash.                             17
--------------------  ----------------------------------------------------------------------------------  -----------
Cash Balance          Equals the current Cash Allocation plus its accrued Indexed Gain/Loss.                   20
--------------------  ----------------------------------------------------------------------------------  -----------
Cutoff                The deadline for submitting an Allocation Request to be implemented at a Reset           18
                      Time, currently three minutes before each Reset Time.
--------------------  ----------------------------------------------------------------------------------  -----------
Designated Account    The bank account(s) that you specify in your application or in a subsequent              25
                      notification--and, in each case, which we approved--as the one(s) from which the trustee receives your MarketPlus investments and to which the trustee wires funds that you redeem from your security.
--------------------  ----------------------------------------------------------------------------------  -----------
Direct                An Asset Position positively correlated to Asset Price.                                  17
--------------------  ----------------------------------------------------------------------------------  -----------
Hedging Accounts      Collectively, the Trust Account and the Brokerage Account in which all                   29
                      MarketPlus security investments are held.
--------------------  ----------------------------------------------------------------------------------  -----------
Hedging               Trade A trade we execute to replicate as closely as possible the change in               18
                      aggregate Asset Units resulting from implementing investors' Allocation
                      Requests.
--------------------  ----------------------------------------------------------------------------------  -----------
Implementation Halt   A halt in your ability to submit an Allocation Request or other transaction              23
                      while the system awaits the price data it needs to establish one or more Asset
                      Prices or to calculate your MarketPlus Balance.
--------------------  ----------------------------------------------------------------------------------  -----------
Indexed Gain/Loss     For an Asset, the gain or loss on an Asset Position from the change in Asset             19
                      Price plus the implied interest on the Asset Allocation and minus the Asset
                      Indexing Fee and Reset Fee. For Cash, the gain from indexing to the Short-Term
                      Rate minus the Cash Indexing Fee.
--------------------  ----------------------------------------------------------------------------------  -----------
Indexing Fee          A fee for holding an Asset Position, which we accrue daily at an annual rate of          19
                      1.25% on an Asset Position.
--------------------  ----------------------------------------------------------------------------------  -----------


                                                          F-1

Inverse               An Asset Position negatively correlated to Asset Price.                                  17
--------------------  ----------------------------------------------------------------------------------  -----------
Last Allocation       The Cash Allocation, Asset Allocations, and Asset Positions resulting from our           17
                      implementing your last Allocation Request.
--------------------  ----------------------------------------------------------------------------------  -----------
MarketPlus Balance    The redeemable value of your security at a time of determination--typically a            16
                      Reset Time, in rolling to a new Primary Contract, or at the end of a day--equal to the sum of the Cash Balance and the Asset Balances.
--------------------  ----------------------------------------------------------------------------------  -----------
Multiple              A number to two decimal places in the range -1.00 to -3.00 or +1.00 to +3.00             17
                      that, in combination with the Asset Allocation, establishes your Asset Position, either Direct (a positive Multiple) or Inverse (a negative Multiple).
--------------------  ----------------------------------------------------------------------------------  -----------
Permitted             Investments U.S. Treasury bills or other securities with maturities no greater           29
                      than one year that are direct obligations of, or obligations directly and fully guaranteed by the full faith and credit of, the United States.
--------------------  ----------------------------------------------------------------------------------  -----------
Primary Contract      The futures contract that we determine to be the most liquid or cost-effective           16
                      in effecting a roll and which we use to establish Asset Price and execute our
                      Hedging Trade.
--------------------  ----------------------------------------------------------------------------------  -----------
Reserve Account       An account, held by the trustee, in which we are required to maintain at least           29
                      $1 million of liquid assets as additional credit support for MarketPlus securities.
--------------------  ----------------------------------------------------------------------------------  -----------
Reset Fee             A fee of 0.02% for implementing an Asset Position, and which is based on the             19
                      increase in Asset Units times the current Asset Price, converted--if necessary--
                      to United States dollars.
--------------------  ----------------------------------------------------------------------------------  -----------
Reset Time            Any hourly and half-hourly time during a Trading Day for which you may submit an         17
                      Allocation Request for implementation.
--------------------  ----------------------------------------------------------------------------------  -----------
Short-Term Rate       The interest rate on the 13-week U.S. Treasury bills as of the date of the               16
                      latest U.S. Treasury auction.
--------------------  ----------------------------------------------------------------------------------  -----------
Stop-Loss             Allocation An automatic resubmission of your last Allocation Request at a Reset          24
                      Time whenever your security has Indexed Losses beyond certain limits.
--------------------  ----------------------------------------------------------------------------------  -----------
System Halt           A temporary cessation of all system activities, including the ability to submit          27
                      and implement Allocation Requests, due to occurrences including--but not limited to--acts of God, disruption of essential services at the broker or the financial-information provider, the breakdown or failure of computer systems or our Internet access, or the failure of certain automatic system-validity checks.
--------------------  ----------------------------------------------------------------------------------  -----------
Template              A previously defined Allocation Request retained by the system and identified by        18
                      a three-digit code. The system always retains two templates: your last
                      Allocation Request and an "All Cash" Allocation.
--------------------  ----------------------------------------------------------------------------------  -----------
Total Return          The sum over the period since the Last Allocation of (a) the cumulative daily            17
                      Short-Term Rate and (b) the product of the percent change in Asset Price and the
                      Multiple. We adjust this product, if necessary, for the difference between the spot exchange rate used in establishing the Asset Position and the spot exchange rate at the time of determination.
--------------------  ----------------------------------------------------------------------------------  -----------
Trading Day           Any day when one or more Assets are scheduled to trade.                                  17
--------------------  ----------------------------------------------------------------------------------  -----------
Trust Account         The account in which the trustee holds funds not required for collateral in the          29
                      Brokerage Account.
--------------------  ----------------------------------------------------------------------------------  -----------


                                    Part II

                    Information Not Required In Prospectus
-------------------------------------------------------------------------------


Item 24.  Indemnification of Members

Section 7.4(b) of the Limited Liability Company Agreement provides that:

       [MarketPlus Capital Company LLC] shall indemnify and hold harmless each Member and each officer, director, employee, partner or controlling Person of each Member (herein the "Indemnified Parties") from and against any loss, expenses, damage or injury suffered or sustained by him or it by reason of any acts, omissions or alleged acts or omissions arising out of his/her or its activities within the scope of the authority conferred on the respective Members by this Agreement or by law, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim and provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceedings or claims are based were in good faith and were not performed or omitted in bad faith by such Indemnified Party.

Item 25.  Other Expenses of Issuance and Distribution

The following are the estimated expenses in connection with the distribution of the securities being registered:*

Securities and Exchange Commission Registration Fee  ................. $ 30,000

Printing and Engraving Expenses                      .................    3,000

Accounting Fees and Expenses                         .................   18,000

Attorneys' Fees and Expenses                         .................   55,000

Blue Sky Fees and Expenses (including attorneys' fees)................   80,000

Miscellaneous                                        .................   25,000
                                                                         ------

         Total                                       ................. $211,000
                                                                       ========
----------------
* MarketPlus Capital Company LLC will incur no expenses in connection with the distribution of the securities being registered. Champion Securities a limited partnership will pay all such expenses.


Item 26.  Recent Sales of Unregistered Securities

None.

Item 27.  Exhibits

 (a)   Exhibits:

       A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes the exhibits and is incorporated herein by reference.

 (b)   Financial Statement Schedules:

       None.

Item 28.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of MarketPlus Capital Company LLC under the provisions referred to in Item 24, or otherwise, it has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by MarketPlus Capital Company LLC in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, MarketPlus Capital Company LLC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of this matter.

The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (1) To include any prospectus required by ss.10(a)(3) of the Securities Act of 1933;

       (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES
-------------------------------------------------------------------------------


Pursuant to the requirements of the Securities Act of 1933, as amended, MarketPlus Capital Company LLC has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on the 2nd day of February 2005.



                                                MARKETPLUS CAPITAL COMPANY LLC



                                                By /s/ Robert R. Champion
                                                   -----------------------
                                                       Robert R. Champion





Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of February 2005.





Signature                               Title
---------                               -----


    /s/ Robert R. Champion              President (Principal Executive Officer)
-------------------------------         of MarketPlus Capital Company LLC and
    Robert R. Champion                  Representative of Champion Securities,
                                        a limited partnership (Member)





    /s/ Basil R. Twist, Jr.             Vice President and Treasurer (Principal
-------------------------------         Financial and Accounting Officer) of
    Basil R. Twist, Jr.                 MarketPlus Capital Company LLC and
                                        Representative of MMA Financial
                                        Services, Inc. (Member)

===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                ---------------


                                   EXHIBITS

                                      TO

                                AMENDMENT No. 5

                                      on

                                   FORM SB-2

                                    to the

                            REGISTRATION STATEMENT

                                      on


                                   FORM S-1

                                     Under

                          The Securities Act of 1933



                                --------------


                        MARKETPLUS CAPITAL COMPANY LLC




===============================================================================




                                        INDEX TO EXHIBITS
-------------------------------------------------------------------------------------------------


                                                                                    Sequentially
Number                                 Exhibit                                      Numbered Page
------   -------------------------------------------------------------------------  ------------
  1      Placement Agent and Selling Agent Agreement    ..........................       *

  3      Limited Liability Company Agreement            ..........................       *

  4(a)   MARKETPLUS AGREEMENT (included as APPENDIX B to the prospectus)

  4(b)   MARKETPLUS TRUST AGREEMENT (included as APPENDIX C to the prospectus)

  5      Form of Opinion of Counsel re: legality        ..........................      **

  10     License and Service Agreement                  ..........................       *

  23(a)  Consent of Auditor                             ..........................      **

  23(b)  Consent of Counsel will be contained in their Opinion filed as
         Exhibit 5 to this Registration Statement

  24     Powers of Attorney for certain officers and members are contained on
         the Signature Page of the Registration Statement ........................       *

----------------
*   Previously filed

**  To be filed by pre-effective amendment

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